     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 1997

                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                                WORLDCOM, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         GEORGIA                     4813                    58-1521612
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
      JURISDICTION        CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)
   OF INCORPORATION OR
      ORGANIZATION)

                             515 EAST AMITE STREET
                        JACKSON, MISSISSIPPI 39201-2702
                                (601) 360-8600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                               BERNARD J. EBBERS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                WORLDCOM, INC.
                             515 EAST AMITE STREET
                        JACKSON, MISSISSIPPI 39201-2702
                                (601) 360-8600
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ----------------
                                  COPIES TO:

  P. BRUCE BORGHARDT, ESQ.       R. RANDALL WANG, ESQ. ALLAN G. SPERLING, ESQ.
      GENERAL COUNSEL--          NICK H. VARSAM, ESQ.  CLEARY, GOTTLIEB, STEEN
    CORPORATE DEVELOPMENT           BRYAN CAVE LLP                &
       WORLDCOM, INC.             211 NORTH BROADWAY          HAMILTON
10777SUNSET OFFICE DRIVE, SUITE 330   SUITE 3600          ONE LIBERTY PLAZA
     ST. LOUIS, MO 63127          ST. LOUIS, MO 63102    NEW YORK, NY 10006
       (314) 909-4100               (314) 259-2000         (212) 225-2260
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                               PROPOSED        PROPOSED
                                               MAXIMUM          MAXIMUM
  TITLE OF EACH CLASS OF       AMOUNT TO    OFFERING PRICE     AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED  BE REGISTERED   PER UNIT(1)   OFFERING PRICE(1) REGISTRATION FEE
---------------------------------------------------------------------------------------------
9 3/8% Senior Notes due
 January 15, 2004......       $787,529,000      100.0%       $716,367,880        $217,082
---------------------------------------------------------------------------------------------
8 7/8% Senior Notes due
 January 15, 2006......       $910,475,000      100.0%       $696,764,667        $211,141

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1).

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED MAY 16, 1997

PROSPECTUS AND CONSENT SOLICITATION

[LOGO OF WORLDCOM APPEARS HERE]

OFFERS TO EXCHANGE

$[   ] 9 3/8% SENIOR NOTES OF WORLDCOM, INC. DUE JANUARY 15, 2004 FOR ALL
OUTSTANDING 9 3/8% SENIOR DISCOUNT NOTES OF MFS COMMUNICATIONS COMPANY, INC. DUE JANUARY 15, 2004

$[   ] 8 7/8% SENIOR NOTES OF WORLDCOM, INC. DUE JANUARY 15, 2006 FOR ALL
OUTSTANDING 8 7/8% SENIOR DISCOUNT NOTES OF MFS COMMUNICATIONS COMPANY, INC. DUE JANUARY 15, 2006

AND

CONSENT SOLICITATION

WorldCom, Inc. ("WorldCom" or the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and Consent Solicitation (together, the "Prospectus") and the accompanying Letters of Transmittal and Consent (each a "Letter of Transmittal"), to exchange: (i) $864.97 principal amount of its 9 3/8% Senior Notes due January 15, 2004 ("WorldCom 2004 Notes") for each $1,000 principal amount at stated maturity of outstanding 9 3/8% Senior Discount Notes due January 15, 2004 ("MFS 2004 Notes") of MFS Communications Company, Inc., a Delaware corporation and wholly owned subsidiary of WorldCom ("MFS"), properly tendered for exchange and accepted and
(ii) $732.59 principal amount of its 8 7/8% Senior Notes due January 15, 2006 ("WorldCom 2006 Notes" and, together with the WorldCom 2004 Notes, the "WorldCom Notes") for each $1,000 principal amount at stated maturity of outstanding 8 7/8% Senior Discount Notes due January 15, 2006 ("MFS 2006 Notes" and, together with the MFS 2004 Notes, the "MFS Notes") of MFS properly tendered for exchange and accepted (each such offer being referred to individually as an "Exchange Offer" and collectively as the "Exchange Offers"). As of June 15, 1997 (the "Interest Accrual Date"), the Accreted Value (as defined herein) of MFS 2004 Notes will be $864.97 per $1,000 principal amount at stated maturity and the Accreted Value of MFS 2006 Notes will be $732.59 per $1,000 principal amount at stated maturity.

Concurrently with the Exchange Offers, WorldCom is soliciting (the "Consent Solicitation") consents ("Consents") from each registered holder of the MFS 2004 Notes and the MFS 2006 Notes (a "Holder" and collectively, "Holders") to certain amendments to the Indenture dated as of January 15, 1994 (as supplemented by First Supplemental Indenture dated as of March 31, 1995, the "1994 Indenture") and the Indenture dated as of January 15, 1996 (as supplemented by First Supplemental Indenture dated as of January 15, 1996, the "1996 Indenture"), respectively (the "MFS Indentures"), under which the MFS Notes have been issued.

(cover page continues)

THE EXCHANGE OFFERS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON      ,
1997, UNLESS EITHER OR BOTH ARE EXTENDED (SUCH TIME AND DATE OF EXPIRATION FOR AN EXCHANGE OFFER, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE" WITH RESPECT THERETO). TENDERS OF MFS NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO
11:59 P.M., NEW YORK CITY TIME, ON      , 1997. WITHDRAWAL OF TENDERED MFS
NOTES WILL BE DEEMED A REVOCATION OF THE CONSENT TO WHICH SUCH TENDERED MFS NOTES RELATE. TENDERS OF MFS NOTES MAY NOT BE WITHDRAWN AT ANY TIME AFTER 11:59
P.M., NEW YORK CITY TIME, ON      , 1997, UNLESS AN EXCHANGE OFFER EXTENDED
EXCHANGE AND CONTAINS NEW TERMS MATERIALLY ADVERSE TO THE TENDERING HOLDERS.

SEE "RISK FACTORS" COMMENCING ON PAGE 17 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN EVALUATING THE EXCHANGE OFFERS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             THE JOINT DEALER MANAGERS FOR THE EXCHANGE OFFERS ARE:

SALOMON BROTHERS INC                                        GOLDMAN, SACHS & CO.

For assistance in connection with the Exchange Offers, please contact the appropriate party listed on the back cover hereof.

The date of this Prospectus is      , 1997.

(cover page continued)

The Company hereby offers, upon the terms and subject to the conditions set forth in the Exchange Offers, to pay each Holder who gives a valid Consent on or prior to the Expiration Date a cash fee in an amount equal to 0. % of the Accreted Value of such Holder's MFS Notes with respect to which Consent has been given (each such cash payment, a "Consent Payment"). HOLDERS OF MFS NOTES OF EITHER SERIES WHO TENDER IN AN EXCHANGE OFFER WILL BE DEEMED, AS A CONDITION TO A VALID TENDER, TO HAVE GIVEN THEIR CONSENT TO THE PROPOSED AMENDMENTS APPLICABLE TO THAT SERIES. Holders may not deliver Consents without tendering their MFS Notes in the Exchange Offer. Consents from Holders of a majority in aggregate principal amount outstanding of MFS Notes of a series (the "Requisite Consent") must be received in order to amend the MFS Indenture governing that series as described herein, except with respect to the modification of the term "Change of Control," which requires Consents from Holders of 75% of the aggregate principal amount outstanding of MFS Notes of a series (the "Supermajority Consents"). The obligation of the Company to consummate an Exchange Offer and to make any Consent payments with respect to either series of MFS Notes is conditional upon, among other things, the receipt of the Requisite Consent to the Proposed Amendments with respect to both series of MFS Notes. See "The Exchange Offers--Conditions to the Exchange Offers" and "The Consent Solicitation--Consent Payments." The Company will consummate the Exchange Offer with respect to the MFS 2004 Notes only if not
less than $    of principal amount of WorldCom 2004 Notes would be issued in such Exchange Offer and will consummate the Exchange Offer with respect to the
MFS 2006 Notes only if not less than $    of principal amount of WorldCom 2006
Notes would be issued in such Exchange Offer.

Interest on the WorldCom Notes issued in exchange for the MFS Notes will accrue from the Interest Accrual Date at the applicable interest rate on such WorldCom Notes. If the aggregate Accreted Value of the MFS Notes of a series tendered by a Holder and accepted by the Company pursuant to the Exchange Offers would result in the issuance of WorldCom Notes of a series in a principal amount that is not an integral multiple of $1,000, such principal amount will be reduced to the nearest such multiple and the Company will pay to such Holder an amount in cash equal to the reduction of such principal amount. WorldCom Notes to be exchanged for MFS Notes pursuant to the Exchange Offers will be delivered, and cash payments will be made by check (in New York Clearing House funds), on the third business day following the Expiration Date, or as soon as possible thereafter (the "Exchange Date"). As used herein, "Accreted Value" shall have the meaning given such term in the applicable MFS Indenture as determined as of the Interest Accrual Date. WorldCom Notes will be issued only in denominations of $1,000 and integral multiples thereof.

The WorldCom Notes will be senior, unsecured obligations of the Company, will rank pari passu in right of payment with all other existing and future senior, unsecured indebtedness of the Company and will rank senior in right of payment to any future subordinated obligations of the Company. The WorldCom Notes will be structurally subordinated to all obligations of the Company's subsidiaries, including any MFS Notes not exchanged for WorldCom Notes in the Exchange Offers. See "Risk Factors--Certain Considerations Relating to Holders Tendering in the Exchange Offers--Structural Subordination of the WorldCom Notes" and "Description of the WorldCom Notes--Ranking."

The WorldCom 2004 Notes and the WorldCom 2006 Notes will be entitled to the benefits of and governed by the Senior Indenture dated as of March 1, 1997 between WorldCom and Mellon Bank, N.A., as Trustee (as supplemented and described herein, the "WorldCom Indenture"). The financial terms of the WorldCom 2004 Notes and the WorldCom 2006 Notes will be substantially similar in all material respects to the financial terms of the MFS 2004 Notes and the MFS 2006 Notes, respectively, except that: (i) the MFS Notes are the sole obligations of MFS, and the WorldCom Notes will be the sole obligations of WorldCom; and (ii) the MFS Notes were originally issued at a discount and, except as described below, no cash interest accrues on the MFS 2004 Notes and the MFS 2006 Notes until January 15, 1999 and January 15, 2001, respectively, while interest will begin to accrue on the WorldCom Notes on the Interest Accrual Date and will be payable in cash semi-annually in arrears on each January 15 and July 15, commencing July 15, 1997. The covenants and certain other terms in the WorldCom Indenture will be substantially less restrictive that those that are in the MFS Indentures. MFS may elect, pursuant to the MFS Indentures and subject to the consummation of the Exchange Offers, to commence the accrual of cash interest on the MFS Notes beginning on July 15, 1997, at which time the outstanding principal amount of each of the MFS Notes at their respective stated maturities will be reduced to the Accreted Value of such MFS Notes as of such date, and cash interest will be payable on each interest payment date thereafter, beginning January 15, 1998. See "The Exchange Offers--Description of Differences Between the MFS Notes and the WorldCom Notes."

The WorldCom 2004 Notes and the WorldCom 2006 Notes will be redeemable, at the option of the Company at any time, in whole or in part, on or after January 15, 1999 and January 15, 2001, respectively, at the applicable redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of the WorldCom Notes--Optional Redemption."

The Company does not intend to list the WorldCom Notes on any national securities exchange. The Joint Dealer Managers currently plan to make a market in the WorldCom Notes. However, there can be no assurance that the Joint Dealer Managers will make such a market or that any active market in the WorldCom Notes will develop or be maintained.

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                             AVAILABLE INFORMATION

  Each of WorldCom and MFS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by each of WorldCom and MFS may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. This Web site can be accessed at http://www.sec.gov. Shares of the Company's Common Stock are listed on the Nasdaq National Market and the reports, proxy statements and other information filed by WorldCom also can be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), at 1735 K Street, N.W., Washington, D.C. 20006.

  This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") filed by WorldCom with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the WorldCom Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to WorldCom, the WorldCom Notes, MFS and the MFS Notes. Any statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by WorldCom (formerly Resurgens Communications Group, Inc.) under File No. 0-11258 (formerly File No. 1-10415) and by MFS under File No. 33-72594 (formerly File No. 0-21594) pursuant to the Exchange Act are incorporated herein by reference:

    (a)(1) WorldCom's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "WorldCom 1996 Form 10-K");

    (2) WorldCom's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

    (3) WorldCom's Current Reports on Form 8-K dated August 25, 1996 (filed August 26, 1996 and as amended on Forms 8-K/A filed November 4, 1996 and November 20, 1996), December 31, 1996 (filed January 15, 1997), March 18, 1997 (filed March 24, 1997) and March 26, 1997 (filed April 2, 1997).

    (b)(1) MFS' Annual Report on Form 10-K for the year ended December 31, 1996 (the "MFS 1996 Form 10-K");

    (2) MFS' Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

    (3) MFS' Current Report on Form 8-K dated January 20, 1997 (filed January 24, 1997)).

  All documents filed by WorldCom and MFS with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of any securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. See "Available Information." Any statement contained herein, or in a document incorporated or deemed to be incorporated herein by reference, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference, which statement is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) WILL BE PROVIDED BY FIRST CLASS MAIL WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST BY SUCH PERSON TO WORLDCOM, INC., 515 EAST AMITE STREET, JACKSON, MISSISSIPPI 39201-2702, ATTENTION: STEPHANIE Q. SCOTT, DIRECTOR OF FINANCIAL REPORTING (TELEPHONE: (601) 360-8600). IN ORDER TO ENSURE TIMELY DELIVERY OF
THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY      , 1997.

                               PROSPECTUS SUMMARY

  The following summary does not purport to be complete and is qualified in its entirety by, and should be read in conjunction with, the more detailed financial information and Consolidated Financial Statements (including the notes thereto) included and incorporated by reference in this Prospectus. In particular, prospective purchasers should carefully consider the information set forth under "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors."

                                    WORLDCOM

  WorldCom is one of the four largest long distance telecommunications companies in the United States. The Company provides telecommunications services to business, government, telecommunications companies and consumer customers, through its network of fiber optic cables, digital microwave, and fixed and transportable satellite earth stations.

  WorldCom is one of the first major facilities-based telecommunications companies with the capability to provide businesses with high quality local, long distance, Internet, data and international communications services over its global networks. With service to points throughout the nation and the world, WorldCom provides telecommunications products and services including: switched and dedicated long distance and local products, 800 services, calling cards, domestic and international private lines, broadband data services, debit cards, conference calling, advanced billing systems, enhanced fax and data connections, high speed data communications, facilities management, local access to long distance companies, local access to ATM-based backbone service and interconnection via Network Access Points to Internet service providers.

  WorldCom's principal executive offices are located at 515 East Amite Street, Jackson, Mississippi 39201-2702, and its telephone number is (601) 360-8600.

                                      MFS

  MFS provides communications services domestically and internationally in the form of: (i) dedicated special access and private line circuits, local switched service and high speed data communications to large business customers; (ii) single source integrated local and long distance switched services, high speed data communications services and facilities management to medium and small businesses; (iii) local access to long distance companies; (iv) local access, ATM-based backbone service and interconnection via Network Access Points to Internet service providers; and (v) a comprehensive range of Internet-based services. MFS provides communications services by utilizing its international network platform, which consists of MFS-owned transmission and switching facilities and network capacity leased from the other carriers primarily in the United States and Western Europe.

  On August 12, 1996, MFS acquired UUNET Technologies, Inc. ("UUNET") through a merger of a subsidiary of MFS with and into UUNET. UUNET is a leading worldwide provider of a comprehensive range of Internet access options, applications, and consulting services tailored to meet the needs of businesses and professionals. UUNET makes available to customers a variety of products and services, including dedicated and dial-up Internet access, Web server hosting and content development services, client software and security products and training, all of which can be integrated by UUNET through its network integration and consulting services. UUNET enables Internet users to purchase access, applications and services, including integration services, through a single source. UUNET's products and services are supported by a technical staff that is highly experienced in Internet operations and services. UUNET's network operations center monitors traffic across UUNET's network 24 hours per day, seven days per week.

  MFS provides network systems integration services primarily through MFS Network Technologies, Inc. ("MFS Network Technologies"). Initially created to design and build MFS' networks in a high quality and cost-effective manner, MFS Network Technologies provides network systems integration services for MFS and third parties which desire to deploy sophisticated networks, including intelligent transportation systems, voice and data networks, interactive distance learning networks, security systems and combined cable television-telephone networks.

  The principal executive offices of MFS are located at 11808 Miracle Hills Drive, Omaha, Nebraska 68154, a telephone number is (402) 231-3000.

                              WORLDCOM/MFS MERGER

  On December 31, 1996, WorldCom, through a wholly owned subsidiary, merged with MFS (the "MFS Merger"). As a result of the MFS Merger, each share of MFS common stock was converted into the right to receive 2.1 shares of WorldCom common stock (the "Common Stock") or approximately 471.0 million WorldCom common shares in the aggregate. Each share of MFS Series A 8% Cumulative Convertible Preferred Stock ("MFS Series A Preferred Stock") was converted into the right to receive one share of Series A 8% Cumulative Convertible Preferred Stock of WorldCom ("WorldCom Series A Preferred Stock") or 94,992 shares of WorldCom Series A Preferred Stock in the aggregate. Each share of MFS Series B Convertible Preferred Stock was converted into the right to receive one share of Series B Convertible Preferred Stock of WorldCom ("WorldCom Series B Preferred Stock") or approximately 12.7 million shares of WorldCom Series B Preferred Stock in the aggregate. In addition, each depositary share representing 1/100th of a share of MFS Series A Preferred Stock was exchanged for a depositary share representing 1/100th of a share of WorldCom Series A Preferred Stock. Upon effectiveness of the MFS Merger, the then outstanding and unexercised options and warrants exercisable for shares of MFS common stock were converted into options and warrants, respectively, exercisable for shares of Common Stock having substantially the same terms and conditions as the MFS options and warrants, except that (i) the exercise price and the number of shares issuable upon exercise were divided and multiplied, respectively, by 2.1 and (ii) the holders of each then outstanding and unexercised MFS "Shareworks Plus Award" granted under the MFS 1993 Stock Plan instead received the cash value of such award in accordance with the terms of such plan.

  As a result of the MFS Merger, MFS became a wholly-owned subsidiary of WorldCom. Operationally and financially, WorldCom has been integrating MFS into the WorldCom organization. The Exchange Offers are an element of such integration efforts. Subsequent to the MFS Merger, WorldCom filed a shelf registration statement with the Commission (the "Shelf Registration Statement") in order to register and issue debt securities having an aggregate initial offering price of up to $3 billion. Pursuant to the WorldCom Indenture and the Shelf Registration Statement, WorldCom issued and sold $600,000,000 7.55% Senior Notes due 2004, $1,100,000,000 7.75% Senior Notes due 2007 and $300,000,000 7.75% Senior Notes due 2027 (collectively, the "WorldCom Senior Notes") on April 1, 1997. The WorldCom Senior Notes contain covenants that are less restrictive than those contained in the MFS Notes.

                              THE EXCHANGE OFFERS

TERMS OF THE EXCHANGE         The Company hereby offers, upon the terms and
OFFERS......................  subject to the conditions set forth herein and in the Letters of Transmittal, to:

                              (i) exchange $864.97 principal amount of WorldCom 2004 Notes for each $1,000 principal amount at stated maturity of outstanding MFS 2004 Notes properly tendered for exchange and accepted (the "2004 Exchange Offer"); and

                              (ii) exchange $732.59 principal amount of WorldCom 2006 Notes for each $1,000 principal amount at stated maturity of outstanding MFS 2006 Notes properly tendered for exchange and accepted (the "2004 Exchange Offer").

                              As of the Interest Accrual Date, the Accreted Value of MFS 2004 Notes will be $864.97 per $1,000 principal amount at stated maturity and the Accreted Value of MFS 2006 Notes will be $732.59 per $1,000 principal amount at stated maturity. See "The Exchange Offers."

CONSENT SOLICITATION;
CONSENT PAYMENT.............  Concurrently with the Exchange Offers, WorldCom is soliciting Consents to the Proposed Amendments to the 1994 Indenture and the 1996 Indenture from each registered Holder of the MFS 2004 Notes and the MFS 2006 Notes, respectively. Consents from Holders of a majority in aggregate principal amount outstanding of MFS Notes of a series must be received in order to amend the MFS Indenture governing that series as described herein, except with respect to the modification of the term "Change of Control," which requires Consents from registered holders of 75% of the aggregate principal amount outstanding of MFS Notes of a series. See "The Consent Solicitation" and "The Proposed Amendments." The Company hereby offers, upon the terms and subject to the conditions set forth in the Exchange Offers, to pay each Holder who gives a valid Consent on or prior to the Expiration Date a cash fee in an amount equal to
                              0. % of the Accreted Value as of the Interest Accrual Date of such Holder's MFS Notes with respect to which Consent has been given. See "The Consent Solicitation--Consent Payment."

CONDITIONS TO THE EXCHANGE
OFFERS AND CONSENT            The obligation of the Company to consummate an
SOLICITATION................  Exchange Offer and to make any Consent Payments with respect to either series of MFS Notes is conditional upon, among other things, the receipt of the Requisite Consent to the Proposed
                              Amendments with respect to both series of MFS
                              Notes. See "The Exchange Offers--Conditions to the Exchange Offers" and "The Consent
                              Solicitation."

                              The Company will consummate the Exchange Offer with respect to the MFS 2004 Notes only if not
                              less than $    of principal amount of WorldCom
                              2004 Notes would be issued in such Exchange Offer and will consummate the Exchange Offer with respect to the MFS 2006 Notes only if not less
                              than $    of principal amount of WorldCom 2006
                              Notes would be issued in such Exchange Offer. Except for the requirements of applicable federal and state securities laws, there are no federal or state regulatory requirements to be complied with or obtained by the Company or MFS in connection with the Exchange Offers.

BACKGROUND AND REASONS FOR
THE EXCHANGE OFFERS AND THE
CONSENT SOLICITATION........
                              As a follow-up to the MFS Merger, WorldCom has determined that it will be more efficient to adjust its capital structure in order to create one consolidated credit entity. In addition, by obtaining the Requisite Consent to amend the MFS Indentures contemplated by the Consent Solicitation, WorldCom will eliminate certain restrictive covenants and the separate reporting requirements contained in the MFS Indentures. MFS EXPRESSES NO OPINION AND IS REMAINING NEUTRAL TOWARD THE EXCHANGE OFFERS AND THE CONSENT SOLICITATION.

CERTAIN CONSEQUENCES TO
HOLDERS TENDERING IN THE
EXCHANGE OFFERS.............
                              Holders who participate in the Exchange Offers will receive WorldCom Notes. The WorldCom Notes will be senior, unsecured obligations of WorldCom and rank pari passu with all existing and future senior, unsecured indebtedness of WorldCom. The terms of the WorldCom Notes and the MFS Notes will be substantially similar in all material respects except that: (i) the MFS Notes are the sole obligations of MFS, and the WorldCom Notes will be the sole obligations of WorldCom; and
                              (ii) the MFS Notes were originally issued at a discount and, except as described below, no interest accrues on the MFS 2004 Notes and the MFS 2006 Notes until January 15, 1999 and January 15, 2001, respectively, while interest will begin to accrue on the WorldCom Notes on the Interest Accrual Date and will be payable in cash semi-annually in arrears on each January 15 and July 15, commencing July 15, 1997. In addition, the covenants and certain other terms in the WorldCom Indenture will be substantially less restrictive than those contained in the MFS Indentures. MFS may elect, pursuant to the MFS Indentures and subject to the consummation of the Exchange Offers, to commence the accrual of cash interest on the MFS Notes beginning on July 15, 1997, at which time the outstanding principal amount of each of the MFS Notes at their respective stated maturities will be reduced to the Accreted Value of such MFS Notes as of such date, and cash interest will be payable on each interest payment date thereafter, beginning January 15, 1998. See "The Exchange Offers-Description of Differences Between the MFS Notes and the WorldCom Notes."

CERTAIN CONSEQUENCES TO
HOLDERS NOT TENDERING IN
THE EXCHANGE OFFERS.........
                              Consummation of the Exchange Offers and the adoption of the Proposed Amendments with respect to the MFS Notes will have certain consequences to Holders of the MFS Notes who elect not to tender in the exchange offers, including, without limitation, that the covenants and certain other terms with respect to the MFS Notes will be substantially less restrictive and afford less protection to Holders, than those currently set forth in the 1994 Indenture and the 1996 Indenture. The Proposed Amendments would, among other things, eliminate (i) the covenants in each of the 1994 Indenture and the 1996 Indenture that
                              (a) restrict the ability of MFS and its
                              restricted subsidiaries to incur debt, pay dividends, make restricted payments or enter into transactions with affiliates and (b) restrict the ability of restricted subsidiaries of MFS to issue equity securities and make certain distribution and loans to the Company or MFS and
                              (ii) the separate reporting requirements contained in the MFS Indentures. See "The Proposed Amendments." If Supermajority consents are received, the Proposed Amendments would also limit the circumstances in which a Change of Control will occur and consequently the need for MFS to offer to repurchase MFS Notes. In addition, the trading market for unexchanged MFS Notes could become more limited due to the reduction in the amount of the MFS Notes outstanding after the Exchange Offers, which may adversely affect the market price of such MFS Notes.

CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS..............  The exchange of MFS Notes for WorldCom Notes and cash pursuant to an Exchange Offer will be a taxable transaction for United States federal income tax purposes. See "Certain Federal Income Tax Consequences."

EXPIRATION DATE.............  The Exchange Offers will expire at 11:59 p.m.,
                              New York City time, on    , 1997, unless the
                              Exchange Offers (or either of them) are extended by the Company in its sole discretion, in which case the term "Expiration Date", with respect to an Exchange Offer will mean the latest date and time to which such Exchange Offer is extended. See "The Exchange Offers--Exchange Offer Procedures--Expiration Date; Extensions;
                              Termination; Amendments."

SPECIAL CONSIDERATIONS FOR
BENEFICIAL OWNERS...........  Any beneficial owner whose MFS Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such MFS Notes in the Exchange Offers should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's MFS Notes, either make appropriate arrangements to register ownership of the MFS Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time and may be difficult to complete prior to the Expiration Date. See "The Exchange Offers-- Procedures for Tendering."

PROCEDURES FOR TENDERING
MFS NOTES...................  Each Holder of MFS Notes wishing to accept either of the Exchange Offers must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such MFS Notes and
                              any other required documentation to [   ] as
                              exchange agent (the "Exchange Agent"), at the address set forth therein. By executing the Letter of Transmittal, the Holder will represent to and agree with the Company that, among other things, the MFS Notes tendered therewith are held by such Holder free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and are not subject to any adverse claim when the same are accepted by the Company. See "The Exchange Offers--Procedures for Tendering."

                              The proper completion, execution and delivery of a Letter of Transmittal with respect to MFS Notes of a series will constitute the giving of a Consent to the Proposed Amendments for such series.

GUARANTEED DELIVERY           Holders of MFS Notes who wish to tender their MFS
PROCEDURES..................  Notes and whose MFS Notes are not immediately available or who cannot deliver their MFS Notes, the Letter of Transmittal or any other documentation required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their MFS Notes according to the guaranteed delivery procedures set forth under "The Exchange Offers--Guaranteed
                              Delivery Procedures."

ACCEPTANCE OF THE MFS NOTES
AND DELIVERY OF THE
WORLDCOM NOTES; RETURN OF
MFS NOTES...................
                              Subject to the satisfaction or waiver of the conditions to the Exchange Offers, the Company will accept for exchange any and all MFS Notes that are properly tendered in the Exchange Offers prior to the Expiration Date. The WorldCom Notes issued pursuant to the Exchange Offers will be delivered and the related Consent Payments will be made on the third business day following the Expiration Date, or as soon as possible thereafter. See "The Exchange Offers--Terms of the Exchange Offers." Any MFS Notes not accepted for exchange for any reason will be returned to the tendering Holder as promptly as practicable after the expiration or termination of the applicable Exchange Offer.

WITHDRAWAL AND REVOCATION
RIGHTS......................  Tenders of MFS Notes may be withdrawn at any time
                              prior to 11:59 p.m., New York City time, on    ,
                              1997. Valid withdrawal of a tendered MFS Note will constitute the revocation of the related Consent. Holders may not revoke a Consent without validly withdrawing the related MFS Note.Tenders may not be withdrawn at any time after 11:59
                              p.m., New York City time, on    , 1997, unless
                              the extended Exchange Offers contain new terms materially adverse to the tendering Holders. See "The Exchange Offers--Withdrawal of Tenders" and "The Consent Solicitation."

NO DISSENTERS' RIGHTS.......  Holders of MFS Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the applicable MFS Indenture in connection with the Exchange Offers.

NO PROCEEDS TO COMPANY......  The Company will not receive any proceeds from the issuance of the WorldCom Notes offered hereby and has agreed to pay the expenses of the Exchange Offers. In consideration for issuing the WorldCom Notes as contemplated in this Prospectus, the Company will receive, in exchange, MFS Notes with an Accreted Value as of the Interest Accrual Date equal to the principal amount of such WorldCom Notes. The MFS Notes surrendered in exchange for the WorldCom Notes will be retired and cancelled. Accordingly, issuance of the WorldCom Notes will not result in any increase in the outstanding debt of the Company, on a consolidated basis.

JOINT DEALER MANAGER MARKET
ACTIVITY....................  The Joint Dealer Managers currently plan to make a market in the WorldCom Notes following the completion of the Exchange Offers and may buy and sell WorldCom Notes on a "when and if issued" basis prior to the completion of the Exchange Offers. However, there can be no assurance that the Joint Dealer Managers will engage in such activities or that any active market in the WorldCom Notes will develop or be maintained. See "Risk Factors--Certain Considerations Relating to Holders Tendering in the Exchange Offers."

EXCHANGE AGENT..............  [   ].

DEALER MANAGERS.............  Salomon Brothers Inc and Goldman, Sachs & Co.
                              (the "Dealer Managers"). The addresses and telephone numbers of the Dealer Managers are set forth on the back cover page of the Prospectus.

INFORMATION AGENT...........
                              [   ] (the "Information Agent"). The address and
                              telephone numbers of the Information Agent are set forth on the back cover page of the Prospectus.

TOLL FREE INFORMATION         Questions concerning the terms of the Exchange
NUMBERS.....................  Offers should be directed to the Dealer Managers at 1-800-558-3745 or 1-800-828-3182. Questions
                              concerning tender procedures and requests for
                              additional copies of this Prospectus should be
                              directed to the Information Agent at [   ].

                               THE WORLDCOM NOTES

  The financial terms of the WorldCom 2004 Notes and the WorldCom 2006 Notes will be substantially similar in all material respects to the financial terms of the MFS 2004 Notes and the MFS 2006 Notes, respectively, except that: (i) the MFS Notes are the sole obligations of MFS, and the WorldCom Notes will be the sole obligations of WorldCom; and (ii) the MFS Notes were originally issued at a discount and, except as described below, no interest accrues on the MFS 2004 Notes and the MFS 2006 Notes until January 15, 1999 and January 15, 2001, respectively, while interest will begin to accrue on the WorldCom Notes on the Interest Accrual Date and will be payable in cash semi-annually in arrears on each January 15 and July 15, commencing July 15, 1997. In addition, the covenants and certain other terms in the WorldCom Indenture will be substantially less restrictive that those that are in the MFS Indentures. MFS may elect, pursuant to the MFS Indentures and subject to the consummation of the Exchange Offers, to commence the accrual of cash interest on the MFS Notes beginning on July 15, 1997, at which time the outstanding principal amount of each of the MFS Notes at their respective stated maturities will be reduced to the Accreted Value of such MFS Notes as of such date, and cash interest will be payable on each interest payment date thereafter, beginning January 15, 1998. See "The Exchange Offers--Description of Differences Between the MFS Notes and the WorldCom Notes." The following is a summary of certain terms of the WorldCom Notes.

                                 WORLDCOM NOTES

                      MATURITY DATE   INTEREST RATE    INTEREST PAYMENT DATE
                     ---------------- ------------- ---------------------------
 WorldCom 2004 Notes January 15, 2004     9 3/8%    Payable semi-annually on
                                                    January 15 and July 15 each
                                                    year, commencing July 15,
                                                    1997.
 WorldCom 2006 Notes January 15, 2006     8 7/8%    Payable semi-annually on
                                                    January 15 and July 15 each
                                                    year, commencing July 15,
                                                    1997.

ISSUER......................  WorldCom, Inc.

RANKING.....................  The WorldCom Notes are senior, unsecured obligations of the Company, rank pari passu in right of payment with all other existing and future senior, unsecured indebtedness of the Company and will rank senior in right of payment to any future subordinated obligations of the Company. The WorldCom Notes will be structurally subordinated to all obligations of the Company's subsidiaries, including any MFS Notes not exchanged for WorldCom Notes in the Exchange Offers and including any trade payables. As of March 31, 1997, the aggregate amount of outstanding obligations of the Company's subsidiaries to which the Holders of WorldCom Notes would be structurally subordinated, including trade payables and assuming all of the MFS Notes are so exchanged, was approximately
                              $    million.

OPTIONAL REDEMPTION.........  The WorldCom 2004 Notes and the WorldCom 2006
                              Notes will be redeemable at the option of the Company, on or after January 15, 1999 and January 15, 2001, respectively, in whole at any time or in part from time to time, at the prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of the WorldCom Notes--Optional Redemption."

CERTAIN COVENANTS...........
                              The WorldCom Indenture contains certain covenants which, subject to certain exceptions and qualifications, restrict the ability of the Company and its Restricted Subsidiaries to create liens, to enter into sale and leaseback transactions and to sell assets or merge with or into another company. See "Description of the WorldCom Notes-- Limitation on Liens," "-- Consolidation, Merger, Conveyance, Sale or Lease" and "--Certain Definitions."

BOOK-ENTRY, DELIVERY AND      The WorldCom Notes issued in exchange for
FORM........................  properly tendered and accepted MFS Notes will be delivered only in book-entry form through The
                              Depository Trust Company ("DTC"). Accordingly,
                              Holders who anticipate tendering and whose MFS
                              Notes are not held custodially through DTC are urged to contact promptly a bank, broker or other intermediary that has the capability to hold securities custodially through DTC, to arrange for receipt of any WorldCom Notes to be delivered pursuant to the Exchange Offers and to obtain the information necessary to provide the required DTC participant and account information in the relevant Letter of Transmittal. See "The Exchange
                              Offers--Procedures for Tendering" and "--Book-
                              Entry Delivery Procedures."

  For additional information regarding the WorldCom Notes, please see "Description of the WorldCom Notes" and "Certain Federal Income Tax Considerations."

                                  RISK FACTORS

  Prospective investors should carefully consider certain factors relating to an investment in the WorldCom Notes. See "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" beginning on page 17.

                       SELECTED HISTORICAL FINANCIAL DATA

  The following table presents selected historical financial data of WorldCom, MFS and UUNET. The historical data for each of the years in the five-year period ended December 31, 1996 are based on the audited historical financial statements of the respective companies, excluding UUNET for 1996 (see Note 7). The selected financial data for each of WorldCom, MFS and UUNET for the three month periods ended March 31, 1997 and 1996 have been obtained from unaudited financial statements and, in the opinion of the respective managements of WorldCom, MFS and UUNET, include all adjustments (of a normal and recurring nature) which are necessary to present fairly the data for such periods. This data should be read in conjunction with and is qualified in its entirety by the consolidated financial statements of each of WorldCom, MFS and UUNET and the related notes thereto, either included or incorporated by reference herein. See "Available Information" and "Incorporation of Documents by Reference."

                       SELECTED HISTORICAL FINANCIAL DATA
                (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)

                                                                                      THREE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                           MARCH 31,
                          ---------------------------------------------------------  ----------------------
                             1996        1995        1994        1993       1992        1997        1996
                          ----------  ----------  ----------  ----------  ---------  ----------  ----------
WORLDCOM--HISTORICAL
Revenues................  $4,485,130  $3,696,345  $2,245,663  $1,474,257  $ 948,060  $1,677,239  $1,034,060
Income (loss) from
 continuing operations
 (after preferred
 dividend requirement):
 Total..................  (2,189,804)    233,080    (151,779)    112,638      6,232      43,054      85,802
 Per common share:
 Primary................       (5.50)       0.64       (0.48)       0.41       0.03        0.05        0.22
 Filly diluted..........       (5.50)       0.64       (0.48)       0.40       0.03        0.05        0.21
Dividends per common
 share..................         --          --          --          --         --          --          --
Total assets............  19,861,977   6,656,629   3,441,474   3,236,718  1,241,278  19,595,269   6,816,942
Long-term debt..........   4,803,581   3,391,598     794,001     730,023    448,496   4,617,431   2,194,357
Shareholders'
 investment.............  12,959,976   2,187,681   1,827,410   1,911,800    478,823  13,021,153   2,295,295
Ratio of earnings to
 fixed charges..........         N/A      2.59:1      0.15:1      5.10:1     1.47:1      1.94:1      3.15:1
                                                                                      THREE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                           MARCH 31,
                          ---------------------------------------------------------  ----------------------
                             1996        1995        1994        1993       1992        1997        1996
                          ----------  ----------  ----------  ----------  ---------  ----------  ----------
MFS--HISTORICAL
Revenues................  $1,115,006  $  583,194  $  286,747  $  141,111  $ 108,707  $  425,935  $  186,316
Income (loss) from
 continuing operations
 (after preferred
 dividend requirement):
 Total..................  (1,867,459)   (282,962)   (151,201)    (15,769)   (13,129)    (82,192)    (93,296)
 Per common share:
 Primary................      (11.22)      (2.21)      (1.21)      (0.15)     (0.15)                  (0.75)
 Filly diluted..........      (11.22)      (2.21)      (1.21)      (0.15)     (0.15)                  (0.75)
Dividends per common
 share..................         --          --          --          --         --          --          --
Total assets............  12,550,329   1,867,134   1,584,546     906,937    363,299  12,334,647   2,347,211
Long-term debt..........   1,477,670     723,471     548,333         143        169   1,412,843   1,286,354
Shareholders' equity....  10,287,586     830,332     770,103     811,105    298,516  10,190,119     754,582

                                                                        THREE MONTHS ENDED
                                   YEAR ENDED DECEMBER 31,                   MARCH 31,
                          --------------------------------------------- -------------------
                            1996      1995     1994     1993     1992     1997      1996
                          --------  --------  -------  -------  ------- -------------------
UUNET--HISTORICAL
Revenues................  $129,047  $ 94,461  $33,138  $24,019  $20,396 $        $   43,013
Income (loss) from
 continuing operations
 (after preferred
 dividend requirement):
 Total..................   (14,373)  (18,257)  (7,988)  (2,026)   1,074                 233
 Per common share (pro
  forma):
 Primary................     (0.42)    (0.63)   (0.35)     --       --
 Filly diluted..........     (0.42)    (0.63)   (0.35)     --       --                 0.01
Dividends per common
 share..................       --        --      0.01      --      0.08                0.01
Total assets............             137,610   29,625   10,585    8,285             156,278
Long-term debt..........              13,686   15,269    3,310      974              18,045
Shareholders' equity....              80,667      279      425    2,567              82,084

NOTES TO SELECTED FINANCIAL DATA:

(1) On December 31, 1996, WorldCom completed the MFS Merger. The MFS Merger is being accounted for as a purchase; accordingly, the operating results for MFS are reflected from the date of acquisition.
(2) Results for 1996 include a $2.14 billion charge for in-process research and development related to the MFS Merger. The charge is based upon a valuation analysis of the technologies of MFS' worldwide information system, the Internet network expansion system of UUNET, and certain other identified research and development projects purchased in the MFS Merger. The expense includes $1.6 billion associated with UUNET and $0.54 billion related to MFS. Additionally, 1996 results include other after-tax charges of $121.0 million for employee severance, employee compensation charges, alignment charges, and costs to exit unfavorable telecommunications contracts and $343.5 million after-tax write-down of operating assets within the Company's non-core businesses. On a pre-tax basis, these charges totaled $600.1 million.
(3) In 1995, Metromedia Company ("Metromedia") converted its Series 1 Preferred Stock into Common Stock, exercised warrants to acquire Common Stock and immediately sold its position of 61,699,096 shares of Common Stock in a public offering. In connection with the preferred stock conversion, WorldCom made a non-recurring payment of $15.0 million to Metromedia, representing a discount to the minimum nominal dividends that would have been payable on the Series 1 Preferred Stock prior to the September 15, 1996 optional call date of approximately $26.6 million (which amount includes an annual dividend requirement of $24.5 million plus accrued dividends to such call date).
(4) As a result of the acquisitions of IDB Communications Group, Inc. ("IDB") in 1994 (the "IDB Merger") and of Advanced Telecommunications Corporation in 1992 (the "ATC Merger"), the Company initiated plans to reorganize and restructure its management and operational organization and facilities to eliminate duplicate personnel, physical facilities and service capacity, to abandon certain products and marketing activities, and to take further advantage of the synergies available to the combined entities. Also, during the fourth quarter of 1993, plans were approved to reduce IDB's cost structure and to improve productivity. Accordingly, in 1994, 1993 and 1992, the Company charged to operations the estimated costs of such reorganization and restructuring activities, including employee severance, physical facility abandonment and duplicate service capacity. These costs totaled $43.7 million in 1994, $5.9 million in 1993 and $79.8 million in 1992. Also, during 1994 and 1992, the Company incurred direct merger costs of $15.0 million and $7.3 million, respectively, related to the IDB Merger (in 1994) and the ATC Merger (in 1992). These costs include professional fees, proxy solicitation costs, travel and related expenses and certain other direct costs attributable to these mergers.
(5) Long-term debt as of December 31, 1995 includes $1.1 billion related to the Company's previous credit facilities which were classified as a current maturity on the December 31, 1995 balance sheet. In June 1996, WorldCom replaced its then existing $3.41 billion credit facilities with a new $3.75 billion revolving credit facility with no reduction of principal for five years.
(6) MFS' results for 1996 include a $1.4 biollion charge for in-process research and development related to its acquisition of UUNET. The change is based on a valuation analysis of the technologies of the Internet network expansion system of UUNET and certain other identified research and development projects purchased in the acquisition.
(7) MFS' acquisition of UUNET closed on August 12, 1996 and was accounted for as a purchase. Therefore, the year ended December 31, 1996 column represents UUNET's results of operations for the period from January 1, 1996 through August 12, 1996 and includes one-time merger related costs of $15.7 million. Subsequent to August 12, 1996, the operating results of UUNET are consolidated with MFS and are included in its balance sheet and results of operations.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

  Certain statements contained in "Risk Factors," including any forecasts, projections and synergies referred to therein, and certain statements incorporated by reference from documents filed with the Commission by WorldCom and MFS, including any statements contained herein or incorporated by reference herein regarding the development of WorldCom's and MFS' businesses, the markets for WorldCom's and MFS' services and products, anticipated capital expenditures, regulatory reform and the effects of the MFS Merger, and other statements contained or incorporated by reference herein regarding matters that are not historical facts, are or may constitute forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "Risk Factors."

                                 RISK FACTORS

  In addition to the other information included in this Prospectus, Holders of the MFS Notes should carefully consider the following risk factors before deciding to surrender MFS Notes in exchange for WorldCom Notes pursuant to the Exchange Offers. In particular, note that this Prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and that actual results could differ materially from those contemplated by such statements. The considerations listed below are not intended to represent a complete list of the general or specific risks that may affect Holders who tender or fail to tender in the Exchange Offers or that relate to the Company. It should be recognized that other risks may be significant, now or in the future, and the risks set forth below may affect tendering or non-tendering Holders to a greater extent than indicated.

CERTAIN CONSIDERATIONS RELATING TO HOLDERS TENDERING IN THE EXCHANGE OFFERS

 Liquidity of WorldCom Notes; No Prior Public Market for WorldCom Notes

  Depending on the amount of the WorldCom Notes outstanding after the Exchange Offers, the trading market for the WorldCom Notes may be more limited than the trading market for the MFS Notes prior to the Exchange Offer, which might adversely affect the liquidity and market price of such WorldCom Notes. The Company does not plan to list the WorldCom Notes on any national securities exchange or interdealer quotation system sponsored by a national securities association. Although the MFS Notes are not so listed, there is currently a limited trading market for the MFS Notes. The WorldCom Notes are new securities for which there is currently no market. While the Dealer Managers intend to make a market for the WorldCom Notes, they are not obligated to do so and any market making may be discontinued at any time. There can be no assurance that an active trading market for the WorldCom Notes will develop or, if such market develops, as to the liquidity or sustainability of any such market.

 Structural Subordination of the WorldCom Notes

  WorldCom, like MFS, is a holding company which conducts a portion of its business through its subsidiaries. The Company will be dependent to some extent upon dividends and other payments from its subsidiaries to generate a portion of the funds necessary to meet its obligations, including the payment of principal and interest on the WorldCom Notes. As a result, the creditors of the Company, including any holders of the WorldCom Notes, will effectively rank junior to all creditors of the Company's subsidiaries, including any Holders of MFS Notes that are not exchanged in the Exchange Offers and notwithstanding that the WorldCom Notes will be senior obligations of the Company. As of March 31, 1997, after giving effect to the issuance of the WorldCom Senior Notes and assuming the exchange of all outstanding MFS Notes in the Exchange Offers, the aggregate amount of obligations (consisting primarily of trade payables) of the Company's subsidiaries to which the holders of the WorldCom Notes would have
been structurally subordinated was approximately $    and the aggregate assets
of these subsidiaries totalled approximately $   .

 Recognition of Income to Holders Accepting Exchange Offers

  The exchange of MFS Notes for WorldCom Notes and cash pursuant to the Exchange Offer will be a taxable transaction for United States federal income tax purposes. See "Certain Federal Income Tax Consequences."

CERTAIN CONSIDERATIONS RELATING TO HOLDERS NOT TENDERING IN THE EXCHANGE
OFFERS

 Proposed Amendments to the MFS Indentures

  In the event that the Proposed Amendments are adopted with respect to a series of the MFS Notes, the covenants and certain other terms with respect to such series of MFS Notes will be substantially less restrictive, and will afford less protection to Holders, than those currently set forth in the MFS Indentures. The Proposed Amendments contemplated by the Consent Solicitation would, among other things, eliminate the covenants in each of the 1994 Indenture and the 1996 Indenture that (a) restrict the ability of MFS and its restricted subsidiaries to incur debt, pay dividends, make restricted payments or enter into transactions with affiliates and (b) restrict the ability of restricted subsidiaries of MFS to issue capacity securities and make certain distributions and loans to the Company and MES. In addition, the Proposed Amendments include modification of the term "Change of Control" conditioned upon the receipt of the Supermajority Consent. See "The Proposed Amendments."

  If the Requisite Consent is received with respect to a series of MFS Notes and the Exchange Offer with respect to such series is consummated, the relevant MFS Indenture will be amended with respect to such series as discussed herein. Each non- exchanging Holder of such series of MFS Notes will be bound by the Proposed Amendments even if such Holder did not consent to the Proposed Amendments. The adoption of these new covenants would, among other things, permit WorldCom and MFS and their subsidiaries to take actions that could increase the credit risk with respect to MFS, and might adversely affect the market prices of the MFS Notes or otherwise be adverse to the interests of the holders of the MFS Notes. See "The Proposed Amendments."

 Reduced Liquidity of MFS Notes

  Although the Company believes that the MFS Notes trade on a negotiated basis between certain market makers and certain Holders of the MFS Notes, no generally reliable public pricing information for the MFS Notes is available. The trading market for unexchanged MFS Notes could become even more limited due to the reduction in the amount of MFS Notes outstanding after the Exchange Offers, which might adversely affect the liquidity, market price and price volatility of such MFS Notes. If a market for unexchanged MFS Notes develops, such MFS Notes may trade at a discount, depending on prevailing interest rates, the market for similar securities and other factors. However, there can be no assurance that an active market in the unexchanged MFS Notes will develop or be maintained and no assurance as to the prices at which the unexchanged MFS Notes may be traded.

FAILURE TO PROPERLY TENDER MFS NOTES

  The WorldCom Notes will be issued in exchange for MFS Notes only after timely receipt by the Exchange Agent of such MFS Notes, a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, Holders of MFS Notes desiring to tender such MFS Notes in exchange for WorldCom Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of any defects or irregularities with respect to tenders of MFS Notes for exchange.

CERTAIN CONSIDERATIONS REGARDING THE BUSINESS AND OPERATIONS OF WORLDCOM

  Holders should carefully consider the risk factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated by reference into the Registration Statement and this Prospectus. These risk factors include the following: (a) Risks of increased financial leverage and risks related to debt service, interest rate fluctuations, possible reduction in liquidity, dividend restrictions and other restrictive covenants; (b) Acquisition integration; (c) Contingent liabilities; (d) Risks of international business; (e) Risks of overseas business operations; (f) Dependence on availability of transmission facilities; (g) Rapid technological change and dependence upon product development; (h) Regulation risks; (i) Competition; (j) Potential liability of on-line service providers; (k) Dependence upon network infrastructure, risk of system failure and security risks; and (l) anti-takeover provisions.

                              THE EXCHANGE OFFERS

PURPOSE OF THE EXCHANGE OFFERS

  As a follow-up to the MFS Merger, WorldCom has determined that it will be more efficient to adjust its capital structure in order to create one consolidated credit entity. In addition, by obtaining the Requisite Consent to amend the MFS Indentures contemplated by the Consent Solicitation, WorldCom will eliminate certain restrictive covenants and the separate reporting requirements contained in the MFS Indentures. MFS EXPRESSES NO OPINION AND IS REMAINING NEUTRAL TOWARD THE EXCHANGE OFFERS AND THE CONSENT SOLICITATION.

TERMS OF THE EXCHANGE OFFERS

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will exchange (i) $864.97 principal amount of its WorldCom 2004 Notes for each $1,000 principal amount at stated maturity of MFS 2004 Notes validly tendered and not withdrawn prior to the Expiration Date and (ii) $732.59 principal amount of its WorldCom 2006 Notes for each $1,000 principal amount at stated maturity of MFS 2006 Notes validly tendered an not withdrawn prior to the Expiration Date. The Interest Accrued Date, the Accreted Value of MFS 2004 Notes will be 864.97 per $1,000 principal amount at stated maturity and the Accreted Value of MFS 2006 Notes will be $732.59 per $1,000 principal amount at Stated Maturity. WorldCom Notes will be issued only in denominations of $1,000 and integral multiples thereof. If the aggressive Accreted Value of the MFS Notes as a series tendered by a Holder and accepted by the Company pursuant to an Exchange Offer would result in issuance of WorldCom Notes as a series in a principal amount that is not an integral multiple of $1,000, such principal amount will be reduced to the nearest such multiple and the Company will pay to such Holder an amount in cash equal to the reduction of such principal amount. WorldCom Notes to be exchanged for MFS Notes pursuant to the Exchange Offers will be delivered, and cash payments will be made by check (in New York Clearing House funds), on the Exchange Date.

  The financial terms of the WorldCom Notes are substantially similar in all material respects to the financial terms of the MFS Notes except that (i) the MFS Notes are the sole obligations of MFS, and the Worldcom Notes will be the sole obligations of WorldCom; and (ii) the MFS Notes were originally issued at a discount and, except as described below, no cash interest accrues on the MFS 2004 Notes and the MFS 2006 Notes until January 15, 1999 and January 15, 2001, respectively, while interest will begin to accrue on the WorldCom Notes on the Interest Accrual Date and will be payable in cash semi-annually in arrears on each January 15 and July 15, commencing July 15, 1997. The covenants and certain other terms in the WorldCom Indenture will be substantially less restrictive than those that are in the MFS Indentures. MFS may elect, pursuant to the MFS Indentures and subject to the consummation of the Exchange Offers, to commence the accrual of cash interest beginning on July 15, 1997, at which time the outstanding principal amount of each of the MFS Notes at their respective stated maturities will be reduced to the Accreted Value of such MFS Notes as of such date, and cash interest will be payable on each interest payment date thereafter, beginning January 15, 1998.

  As of the date of this Prospectus, $   in aggregate principal amount of the
MFS 2004 Notes was outstanding and there were approximately     Holders of the
MFS 2004 Notes. Also as of the date of this Prospectus, $ in aggregate principal amount of the MFS 2006 Notes was outstanding and there were approximately Holders of the MFS 2006 Notes. Only a registered Holder of the MFS Notes (or such Holder's legal representative or attorney-in-fact) as reflected on the records of the Trustee under the MFS Indentures may participate in the Exchange Offers. Solely for
reasons of administration, the Company has fixed the close of business on   ,
1997 for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. There will be no fixed record date for determining registered Holders of the MFS Notes entitled to participate in the Exchange Offers.

  The Company shall be deemed to have accepted validly tendered MFS Notes which have not been withdrawn prior to 11:59 p.m., New York City time, on , 1997 when, and if, the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of MFS Notes for the purposes of receiving the WorldCom Notes from the Company.

  The Company reserves the right, in its sole discretion, to purchase or make offers for any MFS Notes that remain outstanding subsequent to the Expiration Date. The terms of any such purchase or offers could differ from the terms of the Exchange Offers. Any purchase or offer by the Company will not be made except in accordance with applicable law and will in no event be made prior to the expiration of ten business days after the Expiration Date.

  Holders who tender MFS Notes in the Exchange Offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of MFS Notes pursuant to the Exchange Offers. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offers. See "--Fees and Expenses."

CONDITIONS OF THE EXCHANGE OFFERS

  Notwithstanding any other provisions of an Exchange Offer or Consent Solicitation, or any extension of such Exchange Offer or Consent Solicitation, the Company will not be required to issue WorldCom Notes or make any payments in respect of any properly tendered MFS Notes or Consents, and may terminate such Exchange Offer or Consent Solicitation by oral or written notice to the Exchange Agent and the holders of such MFS Notes, or, at its option, modify or otherwise amend such Exchange Offer or Consent Solicitation with respect to such MFS Notes, if any of the following conditions has not been satisfied, prior to or concurrently with the consummation of such Exchange Offer or Consent Solicitation:

    (a) receipt of the Requisite Consents with respect to both series of MFS Notes;

    (b) there shall not have been any action taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offers, the Proposed Amendments or the exchange of MFS Notes pursuant to the Exchange Offers (the "Exchange"), by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which (i) challenges the making of the Exchange Offers, the Proposed Amendments contemplated by the Consent Solicitation or the Exchange, or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of the Exchange Offers, the Proposed Amendments or the Exchange, or might otherwise adversely affect in any material manner the Exchange Offers, the Proposed Amendments or the Exchange or (ii) in the sole judgment of the Company, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, or materially impair the contemplated benefits of the Exchange Offers, the Proposed Amendments or the Exchange to the Company or might be material to holders of MFS Notes in deciding whether to accept such Exchange Offers;

    (c) there shall not have occurred or be likely to occur any event affecting the business or financial affairs of the Company that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offers, the Proposed

  Amendments or the Exchange or that will, or is reasonably likely to, materially impair the contemplated benefits of the Exchange Offers, the Proposed Amendments contemplated by the Consent Solicitation or the Exchange to the Company or might be material to holders of MFS Notes in deciding whether to accept such Exchange Offers;

    (d) there shall not have occurred (i) any general suspension of or limitation on trading in securities on the NYSE or in the over-the-counter market (whether or not mandatory), (ii) any material adverse change in the price of the MFS Notes, (iii) a material impairment in the general trading market for debt securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States or (vii) any material adverse change in United States securities or financial markets generally, or in the case of any of the foregoing existing at the time of the commencement of the Exchange Offers, a material acceleration or worsening thereof; and

    (e) the Trustee under the MFS Indentures (the "MFS Trustee") shall not have objected in any respect to, or taken any action that could in the sole judgment of the Company adversely affect the consummation of, any of the Exchange Offers, the Exchange or the Company's ability to effect the Proposed Amendments contemplated by the Consent Solicitation, nor shall the MFS Trustee have taken any action that challenges the validity or effectiveness of the procedures used by the Company in soliciting Consents (including the form thereof) or in making the Exchange Offers or the Exchange.

  If any of the foregoing conditions are not satisfied with respect to a particular series of MFS Notes, the Company may (i) terminate the Exchange Offer with respect to such series of MFS Notes and return such MFS Notes to the holders who tendered them; (ii) extend such Exchange Offer and retain all tendered MFS Notes which have not been withdrawn prior thereto until the Expiration Date of such Exchange Offer. (See "--Withdrawal of Tenders"; "-- Expiration Date; Extensions; Amendments"); or (iii) waive the unsatisfied conditions with respect to such Exchange Offer and accept all MFS Notes tendered and not previously withdrawn.

  The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in its sole discretion. Any determination made by the Company concerning an event, development or circumstance described or referred to above shall be conclusive and binding. Notwithstanding the foregoing, the Company will consummate the Exchange Offer
with respect to the MFS 2004 Notes only if not less than $    of principal
amount of WorldCom 2004 Notes would be issued in such Exchange Offer and will consummate the Exchange Offer with respect to the MFS 2006 Notes only if not
less than $    of principal amount of WorldCom 2006 Notes would be issued in such Exchange Offer.

CERTAIN CONSEQUENCES TO HOLDERS NOT TENDERING IN THE EXCHANGE OFFERS

  Consummation of the Exchange Offers and the adoption of the Proposed Amendments with respect to the MFS Notes will have certain consequences to Holders of the MFS Notes who elect not to tender in the Exchange Offers, including that the covenants and certain other terms with respect to the MFS Notes will be substantially less restrictive and afford less protection to Holders, than those currently set forth in the 1994 Indenture and the 1996 Indenture. The Proposed Amendments would, among other things, eliminate the covenants in each of the 1994 Indenture and the 1996 Indenture that restrict MFS' ability to incur debt, permit liens and enter into certain sale and leased back transactions. See "The Proposed Amendments." In addition, the trading market for unexchanged MFS Notes could become more limited due to the reduction in the amount of the MFS Notes outstanding after the Exchange Offers, which may adversely affect the market price of such MFS Notes.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 11:59 p.m., New York City time, on , 1997, subject to the right of the Company to extend such date for either or both Exchange Offers in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time with respect to any such extended Exchange Offer to which such Exchange Offers is extended.

  In order to extend the Exchange Offers, the Company will notify the Exchange Agent of any extension by oral or written notice, mail to the registered Holders an announcement thereof, and issue a press release or other public announcement which shall include disclosure of the appropriate number, aggregate principal amount and/or aggregate accreted value of each series of MFS Notes deposited to date, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any MFS Notes, (ii) to extend the Exchange Offers or (iii) to terminate or amend the Exchange Offers by giving oral or written notice of such delay, extension, termination or amendment to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Holders. If the Exchange Offers are amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the Holders, and the Company will extend the Exchange Offers for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the Holders, if the Exchange Offers would otherwise have expired during such five to ten business day period.

  Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offers, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

  If, prior to the Expiration Date, the Company shall increase the consideration offered to Holders of MFS Notes pursuant to either Exchange Offer, such increased consideration shall also be paid to all holders whose MFS Notes have previously been exchanged pursuant to such Exchange Offer. If the consideration is increased pursuant either Exchange Offer, such Exchange Offer will remain open at least ten business days from the date that the Company first gives notice of such increase. The Company does not presently intend to increase the consideration currently offered.

  Holders of the MFS Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the MFS Indentures in connection with the Exchange Offers. The Company intends to conduct the Exchange Offers in accordance with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder.

EFFECT OF TENDER

  Tenders of MFS Notes pursuant to the Exchange Offers described herein and in the Letters of Transmittal will constitute a binding agreement between the tendering Holder of the MFS Notes and Company upon the terms and subject to the conditions of the Exchange Offers. The acceptance of an Exchange Offer by a tendering Holder of MFS Notes will constitute the agreement by such Holder to deliver good and marketable title to the tendered MFS Notes free and clear of all liens, charges, claims encumbrances, interests and restrictions of any kind.

PROCEDURES FOR TENDERING

  Only a registered Holder of MFS Notes may tender such MFS Notes in the Exchange Offers. To tender in the Exchange Offers, a Holder of MFS Notes must complete, sign and date the Letter of

Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under "--Exchange Agent" for receipt prior to the Expiration Date. In addition, either (i) certificates for such MFS Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such MFS Notes, if such procedure is available, into the Exchange Agent's account at the Depository pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or
(iii) the Holder must comply with the guaranteed delivery procedures described below.

  Any tender by a Holder that is not withdrawn prior to 11:59 p.m., New York City time, on , 1997 will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF MFS NOTES, THE LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND THE LETTER OF TRANSMITTAL OR ANY MFS NOTES TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner(s) of the MFS Notes whose MFS Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's MFS Notes, either make appropriate arrangements to register ownership of the MFS Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the MFS Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box titled "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered Holder of any MFS Notes listed therein, such MFS Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder exactly as such registered Holder's name appears on such MFS Notes.

  If the Letter of Transmittal or any MFS Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Exchange Agent and the Depository (as defined below) have confirmed that any financial institution that is a participant in the Depository's system may utilize the Depository's Automated Tender Offer Program to tender MFS Notes.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered MFS Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all MFS Notes not properly tendered or any MFS Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular MFS Notes. The Company's interpretation of the terms and conditions of the Exchange Offers (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of MFS Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of MFS Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of MFS Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

  While the Company has no present plan to acquire any MFS Notes that are not tendered in the Exchange Offers, the Company reserves the right in its sole discretion to purchase or make offers for any MFS Notes that remain outstanding subsequent to the Expiration Date and, to the extent permitted by applicable law, purchase MFS Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offers.

  By tendering, each Holder of MFS Notes will represent to the Company that, among other things, the MFS Notes tendered are held by such Holder free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the same are accepted by the Company.

  Any holder whose MFS Notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the MFS Trustee. Holders may contact the Information Agent for assistance with such matters.

  IN ORDER FOR A TENDERING HOLDER TO BE ASSURED OF PARTICIPATING IN AN EXCHANGE OFFER, SUCH HOLDER MUST TENDER MFS NOTES IN ACCORDANCE WITH THE PROCEDURES SET FORTH HEREIN AND IN THE APPROPRIATE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE. LETTERS OF TRANSMITTAL AND MFS NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR MFS NOTES TO THE COMPANY, THE MFS TRUSTEE, THE TRUSTEE, THE INFORMATION AGENT OR THE DEALER MANAGER.

RETURN OF MFS NOTES

  If any tendered MFS Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offers or if MFS Notes are withdrawn or are submitted for a greater principal amount than the Holders desire to exchange, such unaccepted, withdrawn or non-exchanged MFS Notes will be returned without expense to the tendering Holder thereof (or, in the case of MFS Notes tendered by book-entry transfer into the Exchange Agent's account at the Depository pursuant to the book-entry transfer procedures described below, such MFS Notes will be credited to an account maintained with the Depository) as promptly as practicable.

BOOK-ENTRY DELIVERY PROCEDURES.

  The Exchange Agent will establish promptly an account with respect to the MFS Notes at the Depository for purposes of the Exchange Offers. Any financial institution that is a participant in the Depository may make a book-entry delivery of MFS Notes by causing the Depository to transfer MFS Notes to the Exchange Agent's account. However, although delivery of MFS Notes may be effected through book-entry transfer at the Depository, a properly completed and executed Letter of Transmittal, together with any other documents required by the Letter of Transmittal, must, in any case, be transmitted to, and received by, the Exchange Agent at its address set forth below prior to the Expiration Date. MFS Notes will not be deemed surrendered until the Letter of Transmittal is received by the Exchange Agent. DELIVERY OF A LETTER OF TRANSMITTAL TO THE DEPOSITORY WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their MFS Notes and (i) whose MFS Notes are not immediately available or (ii) who cannot deliver their MFS Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

    (a) The tender is made through an Eligible Institution;

    (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such MFS Notes and the principal amount of MFS Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof), together with the certificate(s) representing the MFS Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) Such properly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered MFS Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their MFS Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of MFS Notes may be withdrawn
at any time before 11:59 p.m., New York City time, on    , 1997. Tenders of
MFS Notes may not be withdrawn at any time after 11:59 p.m., New York City
time, on    , 1997, unless the applicable Exchange Offer is extended with changes in the terms of such Exchange Offer that are materially adverse to the tendering Holder, in which case tenders of MFS Notes may be withdrawn.

  To withdraw a tender of MFS Notes in the Exchange Offers, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 11:59 p.m., New York City time, on , 1997. Any such notice of withdrawal must (i) specify the name of the person having deposited the MFS Notes to be withdrawn (the "depositor"), (ii) identify the MFS Notes to be withdrawn (including the certificate number or numbers and principal amount of such MFS Notes) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such MFS Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Any MFS Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offers, and no WorldCom Notes will be issued with respect thereto unless the MFS Notes so withdrawn are validly retendered. Properly withdrawn MFS Notes may be retendered by following one of the procedures described above under "The Exchange Offers--Procedures for Tendering" at any time prior to the Expiration Date.

EXCHANGE AGENT

  [     ] has been appointed as Exchange Agent for the Exchange Offers.
Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

   By Registered or Certified Mail:          By Hand/Overnight Delivery:


    [TO BE ADDED]                               [TO BE ADDED]


    (For Eligible Institutions Only)            By Facsimile:
    Confirm by Telephone:


                                                [TO BE ADDED]
    [TO BE ADDED]

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, facsimile transmission, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has retained Salomon Brothers Inc and Goldman, Sachs & Co. to act as dealer-managers in connection with the Exchange Offers and will pay
[$    ] for soliciting acceptances of the Exchange Offers. The Company will also pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offers will be paid by the Company and are estimated in the aggregate to be approximately
[$    ]. Such expenses include registration fees, fees and expenses of the
Exchange Agent and the Trustee, accounting and legal fees and printing costs, among others.

  The Company will pay all transfer taxes, if any, applicable to the exchange of MFS Notes pursuant to the Exchange Offers. If, however, a transfer tax is imposed for any reason other than the exchange of the MFS Notes pursuant to the Exchange Offers, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

CONSEQUENCE OF FAILURE TO EXCHANGE

  Participation in the Exchange Offers is voluntary. Holders of the MFS Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take. The WorldCom Notes will be issued in exchange for MFS Notes only after timely receipt by the Exchange Agent of such MFS Notes, a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, Holders of MFS Notes desiring to tender such MFS Notes in exchange for WorldCom Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of MFS Notes for exchange. MFS Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offers, continue to be subject to any existing restrictions upon transfer thereof. In addition, any Holder of MFS Notes who tenders in the Exchange Offers for the purpose of participating in a distribution of the WorldCom Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who holds MFS Notes acquired for its own account as a result of market-making or other trading activities and who receives WorldCom Notes for its own account in exchange for such MFS Notes pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such WorldCom Notes. To the extent that MFS Notes are tendered and accepted in the Exchange Offers, the trading market for untendered and tendered but unaccepted MFS Notes could be adversely affected due to the limited amount, or "float," of the MFS Notes that are expected to remain outstanding following the Exchange Offers. Generally, a lower "float" of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of MFS Notes are not tendered or are tendered and not accepted in the Exchange Offers, the trading market for the WorldCom Notes could be adversely affected.

DESCRIPTION OF DIFFERENCES BETWEEN THE MFS NOTES AND THE WORLDCOM NOTES

  The following is a summary comparison of the material terms of the MFS Notes and the WorldCom Notes. Such summary does not purport to be complete and is qualified in its entirety by reference to the WorldCom Indenture and the MFS Indentures. Capitalized terms appearing below within the description of the MFS Notes and which are not otherwise defined herein have the same meanings as are given to such terms in the MFS Indentures, copies of which are exhibits to the Registration Statement of which this Prospectus forms a part. For additional information, see "Description of WorldCom Notes" below.

                           MFS NOTES                  WORLDCOM NOTES

ISSUER:                    MFS                        WorldCom

INTEREST ACCRUAL DATES:    Interest on the MFS 2004   Interest on the WorldCom
                           Notes begins to accrue     2004 Notes begins to ac-
                           on January 15, 1999, and   crue on the date they
                           interest on the MFS 2006   are issued and interest
                           Notes begins to accrue     on the WorldCom 2006
                           on January 15, 2001.       Notes begins to accrue
                                                      on the date they are is-
                                                      sued.

INTEREST PAYMENT DATES:    Interest on the MFS 2004   Interest on the WorldCom
                           Notes is payable semi-     2004 Notes is payable
                           annually on January 15     semi-annually on January
                           and July 15 beginning on   15 and July 15 beginning
                           July 15, 1999, and in-     on July 15, 1997, and
                           terest on the MFS 2006     interest on the WorldCom
                           Notes is payable semi-     2006 Notes is payable
                           annually on January 15     semi-annually on January
                           and July 15 beginning on   15 and July 15 beginning
                           July 15, 2001; provided,   on July 15, 1997.
                           however, that MFS may
                           elect, subject to the
                           consummation of the Ex-
                           change Offers, to com-
                           mence the accrual of
                           cash interest beginning
                           on July 15, 1997, at
                           which time the outstand-
                           ing principal amount of
                           each of the MFS Notes at
                           their respective stated
                           maturities will be re-
                           duced to the Accreted
                           Value of such MFS Notes
                           as of such date, and
                           cash interest will be
                           payable on each interest
                           payment date thereafter,
                           beginning January 15,
                           1998.

OPTIONAL REDEMPTION:       The MFS 2004 Notes are     The WorldCom 2004 Notes
                           not redeemable at the      have the same redemption
                           option of MFS prior to     provisions as the MFS
                           January 15, 1999. On or    2004 Notes, and the
                           after January 15, 1999,    WorldCom 2006 Notes have
                           the MFS 2004 Notes are     the same redemption pro-
                           redeemable at the option   visions as the MFS 2006
                           of MFS, in whole at any    Notes, except that
                           time or in part from       WorldCom is the Issuer
                           time to time, at the       of the WorldCom Notes
                           following prices (ex-      and has the optional
                           pressed as percentages     right to redeem such
                           of the principal amount    notes.
                           at Stated Maturity), if
                           redeemed during the
                           twelve months beginning
                           January 15 of the years
                           indicated below, in each
                           case together with in-
                           terest accrued to the
                           redemption date:

                           YEAR             PERCENTAGE
                           ----             ----------
                           1999............  103.52%
                           2000............  102.34%
                           2001............  101.17%
                           2002 and
                            thereafter.....  100.00%

                           The MFS 2006 Notes are
                           not redeemable at the
                           option of MFS prior to
                           January 15, 2001. On or
                           after January 15, 2001,
                           the MFS 2006 Notes will
                           be redeemable at the op-
                           tion of MFS, in whole at
                           any time or in part from
                           time to time, at the
                           following prices (ex-
                           pressed as percentages
                           of the principal amount
                           at Stated Maturity), if
                           redeemed during the
                           twelve months beginning
                           January 15 of the years
                           indicated below, in each
                           case together with in-
                           terest accrued to the
                           redemption date:

                           YEAR             PERCENTAGE
                           ----             ----------
                           2001............  103.32%
                           2002............  102.21%
                           2003............  101.11%
                           2004 and
                            thereafter.....  100.00%

CHANGE OF CONTROL:         Upon the occurrence of a   None
                           Change of Control, each
                           Holder will have the
                           right to require MFS to
                           repurchase all or any
                           part of such Holder's
                           Notes (the "Change of
                           Control Offer") at a
                           purchase price (the
                           "Purchase Price") in
                           cash equal to 101 per-
                           cent of the Accreted
                           Value thereof on any
                           Change of Control Pay-
                           ment Date occurring
                           prior to January 15,
                           2001, plus any accrued
                           and unpaid cash interest
                           not otherwise included
                           in Accreted Value to
                           such Change of Control
                           Payment Date, or 101
                           percent of the principal
                           amount thereof at Stated
                           Maturity (subject to
                           possible reduction as
                           aforesaid) on any Change
                           of Control Payment Date
                           occurring on or after
                           January 15, 2001, plus
                           accrued and unpaid in-
                           terest, if any, to such
                           Change of Control Pay-
                           ment Date, in accordance
                           with the procedures set
                           forth in the MFS Inden-
                           tures.

LIMITATION OF DEBT:        MFS will not incur any     None
                           Debt unless (i) after
                           giving effect to such
                           incurrence of Debt and
                           the contemporaneous ap-
                           plication of the pro-
                           ceeds thereof, no De-
                           fault or Event of De-
                           fault shall have oc-
                           curred and be continuing
                           at the time or would oc-
                           cur as a consequence of
                           the incurrence of such
                           Debt, and (ii) such Debt
                           is Permitted Debt.

LIMITATION OF DEBT AND     MFS will not permit any    None
PREFERRED STOCK OF         of its Restricted Sub-
RESTRICTED SUBSIDIARIES:   sidiaries to incur any
                           Debt or issue any pre-
                           ferred stock, except (a)
                           Subsidiary Vendor Debt;
                           (b) Debt and preferred
                           stock of Restricted Sub-
                           sidiaries outstanding as
                           of January 26, 1994; (c)
                           Debt and preferred stock
                           of a Restricted Subsidi-
                           ary issued to and held
                           by MFS; (d) Interest
                           Swap Obligations, pro-
                           vided that such obliga-
                           tions are related to
                           payment obligations on
                           Debt otherwise permitted
                           by the terms of this
                           para-
                           graph, and Currency
                           Hedge Obligations; (e)
                           Debt or preferred stock
                           incurred in exchange
                           for, or the proceeds of
                           which are used to refi-
                           nance, Restricted Sub-
                           sidiary Debt or pre-
                           ferred stock referred to
                           in clause (a) of this
                           paragraph, subject to
                           certain exceptions; (f)
                           Debt or preferred stock
                           of MFS Telecom, which is
                           convertible into Capital
                           Stock of MFS, issued to
                           a Strategic Equity In-
                           vestor; provided, howev-
                           er, that the proceeds of
                           such Incurrence or issu-
                           ance are used as though
                           such proceeds were Net
                           Cash Proceeds in accor-
                           dance with the provi-
                           sions of "Limitations on
                           Asset Sales"; and (g)
                           Guarantees by Restricted
                           Subsidiaries of Debt of
                           MFS described in clause
                           (a) of the definition of
                           Permitted Debt.

LIMITATIONS ON LIENS:      MFS will not, and will     Same as MFS Notes, ex-
                           not permit any of its      cept that, WorldCom may
                           Restricted Subsidiaries    issue, assume or guaran-
                           to enter into, create,     tee indebtedness secured
                           incur, assume or suffer    by Liens on Property
                           to exist any Liens of      that are not Permitted
                           any kind, other than       Liens without equally
                           Permitted Liens, on or     and ratably securing the
                           with respect to any of     WorldCom Notes, provided
                           its Property or assets     that the sum of all such
                           now owned or hereafter     indebtedness then being
                           acquired, or any inter-    issued, assumed or guar-
                           est therein or any in-     anteed together with
                           come or profits there-     such indebtedness there-
                           from, unless the MFS       tofore issued, assumed
                           Notes are secured          or guaranteed that re-
                           equally and ratably with   mains outstanding does
                           (or prior to) such Debt    not exceed 15% of the
                           and any and all other      Consolidated Net Tangi-
                           Debt so secured by such    ble Assets prior to the
                           Property or assets for     time such indebtedness
                           so long as any and all     was issued, assumed or
                           other Debt is so se-       guaranteed.
                           cured.

LIMITATIONS ON SALE AND    MFS will not, and will     Sale and Leaseback
LEASEBACK TRANSACTIONS:    not permit any of its      Transactions are consid-
                           Restricted Subsidiaries    ered Liens and are sub-
                           to enter into, assume,     ject to the covenant re-
                           Guarantee or otherwise     stricting the ability of
                           become liable with re-     the Company to incur
                           spect to any Sale and      Liens, as described
                           Leaseback Transaction,     above.
                           unless (i) the obliga-
                           tion of MFS or such Re-
                           stricted Subsidiary with
                           respect thereto is in-
                           cluded as

                           Debt and would be per-
                           mitted under other cove-
                           nants and any Liens
                           granted thereby would be
                           permitted by other cove-
                           nants, (ii) the net pro-
                           ceeds from such transac-
                           tion are at least equal
                           to the Fair Market Value
                           of such Property being
                           transferred, and (iii)
                           the Net Cash Proceeds
                           from such transaction
                           are applied in accor-
                           dance with other cove-
                           nants.

LIMITATIONS ON             MFS will not, and will     None
RESTRICTED PAYMENTS:       not permit any of its
                           Restricted Subsidiaries
                           to make any Restricted
                           Payment unless, at the
                           time of and after giving
                           effect to the proposed
                           Restricted Payment (i)
                           no Default or Event of
                           Default shall have oc-
                           curred and be continuing
                           or shall occur as a con-
                           sequence thereof; (ii)
                           after giving effect, on
                           a pro forma basis, to
                           such Restricted Payment
                           and the incurrence of
                           any Debt the net pro-
                           ceeds of which are used
                           to finance such Re-
                           stricted Payment, MFS
                           could incur at least
                           $1.00 of additional Debt
                           pursuant to clause (h)
                           or (i) of the definition
                           of Permitted Debt; and
                           (iii) after giving ef-
                           fect to such Restricted
                           Payment on a pro forma
                           basis, the aggregate
                           amount expended or de-
                           clared for all Re-
                           stricted Payments on or
                           after January 26, 1994
                           does not exceed certain
                           formula amounts.

LIMITATIONS ON DIVIDENDS   MFS will not, and will     None
AND OTHER PAYMENT          not permit any Re-
RESTRICTIONS AFFECTING     stricted Subsidiary to
RESTRICTED SUBSIDIARIES:   cause or suffer to exist
                           or become effective or
                           enter into any encum-
                           brance or restriction
                           (other than pursuant to
                           law or regulation) on
                           the ability of any Re-
                           stricted Subsidiary (i)
                           to pay dividends or make
                           any other distributions
                           in respect of its Capi-
                           tal Stock or pay any
                           Debt or other obligation
                           owed to MFS or
                           any other Restricted
                           Subsidiary of MFS; (ii)
                           to make loans or ad-
                           vances to MFS or any Re-
                           stricted Subsidiary of
                           MFS; or (iii) to trans-
                           fer any of its Property
                           or assets to MFS or any
                           other Restricted Subsid-
                           iary of MFS, except cer-
                           tain ordinary course of
                           business exceptions.

LIMITATIONS ON ISSUANCE    MFS (i) shall not permit   None
AND SALE OF CAPITAL        any Restricted Subsidi-
STOCK OF RESTRICTED        ary to issue any Capital
SUBSIDIARIES:              Stock other than to MFS
                           or a Restricted Subsidi-
                           ary, other than pursuant
                           to certain specified
                           agreements in existence
                           on January26, 1994, un-
                           less MFS acquires at the
                           same time not less than
                           its Proportionate Inter-
                           est in such issuance of
                           Capital Stock and (ii)
                           shall not permit any
                           Person other than MFS or
                           a Restricted Subsidiary
                           to own any Capital Stock
                           of any Restricted Sub-
                           sidiary of MFS (other
                           than directors' qualify-
                           ing shares), except for
                           certain transactions not
                           prohibited by other cov-
                           enants.

LIMITATION ON ASSET        MFS will not, and will     None
SALES:                     not permit any Re-
                           stricted Subsidiary to,
                           consummate an Asset Sale
                           unless (i) MFS or such
                           Restricted Subsidiary,
                           as the case may be, re-
                           ceives consideration at
                           the time of such Asset
                           Sale at least equal to
                           the Fair Market Value
                           (as evidenced by a reso-
                           lution of the Board of
                           Directors of MFS) of the
                           Property or assets sold
                           or otherwise disposed
                           of, (ii) at least 85
                           percent of the consider-
                           ation received by MFS or
                           such Restricted Subsidi-
                           ary for such Property or
                           assets consists of Cash
                           Proceeds (or, if less
                           than 85 percent, the re-
                           mainder of such consid-
                           eration consists of
                           Telecommunications As-
                           sets) and (iii) MFS or
                           such Restricted Subsidi-
                           ary, as the case may be,
                           uses the Net Cash Pro-
                           ceeds in the manner set
                           forth in the next para-
                           graph.

                           Within 360 days, in the
                           case of the MFS 2004
                           Notes, or 300 days, in
                           the case of the MFS 2006
                           Notes, after any Asset
                           Sale, MFS or such Re-
                           stricted Subsidiary, as
                           the case may be, may at
                           its option (a) reinvest
                           an amount equal to the
                           Net Cash Proceeds (or
                           any portion thereof)
                           from such disposition in
                           Replacement Assets
                           and/or (b) apply an
                           amount equal to such Net
                           Cash Proceeds (or re-
                           maining Net Cash Pro-
                           ceeds) to the permanent
                           reduction of any Debt of
                           MFS ranking pari passu
                           with the MFS Notes (in-
                           cluding the MFS Notes)
                           or Debt of any Re-
                           stricted Subsidiaries of
                           MFS.

LIMITATIONS ON             MFS will not, and will         None
TRANSACTIONS WITH          not permit any of its
AFFILIATES:                Restricted Subsidiaries
                           to conduct any business
                           or enter into or permit
                           to exist any transaction
                           or series of related
                           transactions with any
                           Affiliate of MFS or such
                           Restricted Subsidiary,
                           as the case may be, un-
                           less (i) such business,
                           transaction or series of
                           related transactions is
                           in the best interest of
                           MFS or such Restricted
                           Subsidiary, (ii) such
                           business, transaction or
                           series of related trans-
                           actions is on terms no
                           less favorable to MFS or
                           such Restricted Subsidi-
                           ary than those that
                           could be obtained in a
                           comparable arm's-length
                           transaction with a Per-
                           son that is not such an
                           Affiliate and (iii) (a)
                           with respect to such
                           business, transaction or
                           series of related trans-
                           actions that has a Fair
                           Market Value or involves
                           aggregate payments equal
                           to, or in excess of,
                           $10.0 million but less
                           than $15.0 million, MFS
                           delivers to the Trustee
                           an Officer's

                           Certificate stating that
                           such business, transac-
                           tion or series of re-
                           lated transactions
                           complies with clauses
                           (i) and (ii) above; and
                           (b) with respect to such
                           business, transaction or
                           series of related trans-
                           actions that has a Fair
                           Market Value or involves
                           aggregate payments equal
                           to, or in excess of,
                           $15.0 million such busi-
                           ness, transaction or se-
                           ries of transactions is
                           approved by a majority
                           of the Board of Direc-
                           tors.

PROVISION OF FINANCIAL     Whether or not MFS is      None
INFORMATION:               subject to Section 13(a)
                           or 15(d) of the Exchange
                           Act, or any successor
                           provision thereto, MFS
                           shall file with the Com-
                           mission the annual re-
                           ports, quarterly reports
                           and other documents
                           which MFS would have
                           been required to file
                           with the Commission pur-
                           suant to such Section
                           13(a) or 15(d) or any
                           successor provision
                           thereto if MFS were sub-
                           ject thereto, such docu-
                           ments to be filed with
                           the Commission on or
                           prior to the respective
                           dates (the "Required
                           Filing Dates") by which
                           MFS would have been re-
                           quired to file them. MFS
                           shall also in any event
                           within 15 days of each
                           Required Filing Date (i)
                           transmit by mail to all
                           Holders, as their names
                           and addresses appear in
                           the Security Register,
                           without cost to such
                           Holders, and (ii) file
                           with the Trustee copies
                           of the annual reports,
                           quarterly reports and
                           other documents (without
                           exhibits) which MFS
                           would have been required
                           to file with the Commis-
                           sion pursuant to Section
                           13(a) or 15(d) of the
                           Exchange Act or any suc-
                           cessor provisions
                           thereto if MFS were sub-
                           ject thereto.

CONSOLIDATION, MERGER,     MFS will not, and will     WorldCom may consolidate
CONVEYANCE, TRANSFER OR    not permit any             with, or sell, lease or
LEASE:                     Restricted Subsidiary      convey all or
                           to, in any transaction     substantially all of its
                           or series of               assets to, or merge with
                           transactions,              or into any other
                           consolidate with or        corporation, provided
                           merge into any other       that (a) either WorldCom
                           Person (other than a       shall be the continuing
                           merger of a Restricted     corporation, or the
                           Subsidiary into MFS in     successor corporation
                           which MFS is the           (if other than WorldCom)
                           continuing corporation     formed by or resulting
                           or the merger of a         from any such
                           Restricted Subsidiary      consolidation or merger
                           into or with a             or which shall have
                           Restricted Subsidiary),    received the transfer of
                           or sell, convey, assign,   such assets shall
                           transfer, lease or         expressly assume payment
                           otherwise dispose of all   of the principal of (and
                           or substantially all of    premium, if any) and
                           the Property and assets    interest on all the
                           of MFS and the             WorldCom Notes and the
                           Restricted Subsidiaries    performance and
                           taken as a whole to any    observance of all the
                           other Person, unless:      covenants and conditions
                                                      of the WorldCom
                                                      Indenture; and (b)
                                                      WorldCom or such
                                                      successor corporation
                                                      shall not immediately
                                                      thereafter be in default
                                                      under the WorldCom
                                                      Indenture.

                           (a) either (i) MFS shall
                           be the continuing
                           corporation or (ii) the
                           corporation (if other
                           than MFS) formed by such
                           consolidation or into
                           which MFS is merged, or
                           the Person which
                           acquires, by sale,
                           assignment, conveyance,
                           transfer, lease or
                           disposition, all or
                           substantially all of the
                           Property and assets of
                           MFS and the Restricted
                           Subsidiaries taken as a
                           whole (such corporation
                           or Person, the
                           "Surviving Entity"),
                           shall be a corporation
                           organized and validly
                           existing under the laws
                           of the United States of
                           America, any political
                           subdivision thereof or
                           any state thereof or the
                           District of Columbia,
                           and shall expressly
                           assume, by a
                           supplemental MFS
                           Indenture, the due and
                           punctual payment of the
                           principal of (and
                           premium, if any) and
                           interest on all the
                           Notes and the
                           performance of MFS'
                           covenants and
                           obligations under the
                           MFS Indentures;

                           (b) immediately before
                           and after giving effect
                           to such transaction or
                           series of transactions
                           on a pro forma basis no
                           Event of De-
                           fault or Default shall
                           have occurred and be
                           continuing or would re-
                           sult therefrom;

                           (c) immediately after
                           giving effect to any
                           such transaction or se-
                           ries of transactions on
                           a pro forma basis as if
                           such transaction or se-
                           ries of transactions had
                           occurred on the first
                           day of the determination
                           period, MFS (or the Sur-
                           viving Entity if MFS is
                           not continuing) would be
                           permitted to incur $1.00
                           of additional Debt pur-
                           suant to paragraphs (h)
                           or (i) of the definition
                           of "Permitted Debt"; and

                           (d) immediately after
                           giving effect to such
                           transaction or series of
                           transactions on a pro
                           forma basis, MFS (or the
                           Surviving Entity if MFS
                           is not continuing) shall
                           have a Consolidated Net
                           Worth equal to or
                           greater than the Consol-
                           idated Net Worth of MFS
                           immediately prior to
                           such transaction.

                           Upon any transaction, or
                           series of transactions
                           that are of the type de-
                           scribed in, and are ef-
                           fected in accordance
                           with, the foregoing par-
                           agraph the Surviving En-
                           tity shall succeed to,
                           and be substituted for,
                           and may exercise every
                           right and power of, MFS
                           under the MFS Indentures
                           and the MFS Notes with
                           the same effect as if
                           such Surviving Entity
                           had been named as MFS in
                           the MFS Indentures; and
                           when a Surviving Person
                           duly assumes all of the
                           obligations and cove-
                           nants of MFS pursuant to
                           the MFS Indentures and
                           the MFS Notes, except in
                           the case of a lease, the
                           predecessor Person shall
                           be relieved of all such
                           obligations.

EVENTS OF DEFAULT          Each of the following is   The WorldCom Notes are
                           an "Event of Default"      subject to substantially
                           under the MFS Inden-       similar "Events of De-
                           tures:                     fault" as are described
                                                      in paragraphs (a), (b),
                           (a) default in the pay-    (d), (g) and (h) under
                           ment of any installment    the MFS--Events of De-
                           of interest upon the       fault. In addition under
                           Notes when it becomes      the WorldCom Indenture,
                           due and payable, and the   certain events of de-
                           continuance of such de-    fault resulting in the
                           fault for a period of 30   acceleration of the ma-
                           days;                      turity of indebtedness
                                                      aggregating in excess of
                           (b) default in the pay-    $50,000,000 under any
                           ment of the principal of   mortgages, indentures or
                           (or premium, if any, on)   instruments under which
                           any Note at its Maturi-    WorldCom may have is-
                           ty, upon repurchase, ac-   sued, or by which there
                           celeration, optional re-   may have been secured or
                           demption, required re-     evidenced, any other in-
                           purchase or otherwise or   debtedness of WorldCom;
                           the failure to make an     but only if such indebt-
                           offer to purchase as       edness is not discharged
                           therein required;          or such acceleration is
                                                      not rescinded or an-
                           (c) MFS fails to comply    nulled are also consid-
                           with any of its cove-      ered "Events of De-
                           nants or agreements re-    fault."
                           lated to "Limitation on
                           Debt" or "Limitation on
                           Debt and Preferred Stock
                           of Restricted Subsidiar-
                           ies" or fails to perform
                           or comply with the MFS
                           Indentures provisions
                           related to "Consolida-
                           tion, Merger, Convey-
                           ance, Transfer or
                           Lease";

                           (d) default in the per-
                           formance, or breach, of
                           any covenant or warranty
                           of MFS in the MFS Inden-
                           tures and continuance of
                           such default or breach
                           for a period of 60 days
                           after specified written
                           notice thereof has been
                           given to MFS by the
                           Trustee or to MFS and
                           the Trustee by the Hold-
                           ers of at least 25 per-
                           cent of the aggregate
                           principal amount of the
                           Outstanding MFS Notes;

                           (e) Debt of MFS or any
                           Restricted Subsidiary is
                           not paid when due within
                           the applicable grace pe-
                           riod, if any, or is ac-
                           celerated by the holders
                           thereof and, in either
                           case, the principal
                           amount of such unpaid or
                           accelerated Debt exceeds
                           $10.0 million;

                           (f) the entry by a court
                           of competent jurisdic-
                           tion of one or more
                           judgments or orders
                           against MFS or any Re-
                           stricted Subsidiary in
                           an uninsured or
                           unindemnified aggregate
                           amount in excess of
                           $10.0 million which re-
                           mains undischarged,
                           unwaived, unstayed, un-
                           bonded or unsatisfied
                           for a period of 60 con-
                           secutive days;

                           (g) certain events of
                           bankruptcy, insolvency,
                           liquidation or reorgani-
                           zation, or court ap-
                           pointment of a custodi-
                           an, trustee or other
                           similar official of MFS
                           or any significant re-
                           stricted subsidiary or
                           all or substantially all
                           of its property or prop-
                           erty of significant re-
                           stricted subsidiaries.

                           If any Event of Default    If an Event of Default
                           (other than an Event of    under the WorldCom In-
                           Default specified in       denture with respect to
                           clauses (g) and (h)        WorldCom Notes at the
                           above) occurs and is       time outstanding occurs
                           continuing, then and in    and is continuing, then
                           every such case the        in every such case the
                           Trustee or the Holders     Trustee or the holders
                           of not less than 25 per-   of not less than 25% in
                           cent of the outstanding    principal amount of the
                           aggregate principal        outstanding WorldCom
                           amount at Stated Matu-     Notes may declare the
                           rity (subject to reduc-    principal amount of all
                           tion as aforesaid) of      of the WorldCom Notes of
                           MFS Notes may declare      that series (or of all
                           the Default Amount and     WorldCom Notes then out-
                           any accrued and unpaid     standing under the
                           interest on all MFS        WorldCom Indenture, as
                           Notes then Outstanding     the case may be) to be
                           to be immediately due      due and payable immedi-
                           and payable, by a notice   ately by written notice
                           in writing to MFS (and     thereof to WorldCom (and
                           to the Trustee if given    to the Trustee if given
                           by Holders), and upon      by the holders). Howev-
                           any such declaration,      er, at any time after
                           such Default Amount and    such a declaration of
                           any accrued interest       acceleration with re-
                           will become and be imme-   spect to WorldCom Notes
                           diately due and payable.   (or of all WorldCom
                           If any Event of Default    Notes then outstanding
                           specified in clause (g)    under the WorldCom In-
                           or (h) above occurs, the   denture, as the case may
                           Accreted Value and ac-     be) has been made, but
                           crued interest, if any,    before a judgment or de-
                           on the MFS Notes then      cree for payment of the
                           Outstanding shall become   money due has been ob-
                           immediately due and pay-   tained by the Trustee
                           able without any decla-    prior to the Stated Ma-
                           ration or other act on     turity thereof, the
                           the part of the

                           Trustee or any Holder.     holders of a majority in
                           Until and including Jan-   principal amount of out-
                           uary 15, 1999, in the      standing WorldCom Notes
                           case of the MFS 2004       may, subject to certain
                           Notes, or January15,       conditions, rescind and
                           2001, in the case of the   annul such acceleration
                           MFS 2006 Notes, the "De-   if all Events of De-
                           fault Amount" shall        fault, other than the
                           equal the Accreted Value   non-payment of acceler-
                           of the MFS Notes as of     ated principal (or spec-
                           such date. On or after     ified portion thereof),
                           January 15, 1999, in the   with respect to WorldCom
                           case of the MFS 2004       Notes of such series (or
                           Notes, or January 15,      of all WorldCom Notes
                           2001, in the case of the   then outstanding under
                           MFS 2006 Notes, the De-    the WorldCom Indenture,
                           fault Amount shall equal   as the case may be) have
                           100 percent of the prin-   been cured or waived as
                           cipal amount thereof at    provided in the WorldCom
                           the Stated Maturity        Indenture. The WorldCom
                           (subject to reduction as   Indenture also provides
                           aforesaid) thereof. Un-    that the holders of not
                           der certain circumstanc-   less than a majority in
                           es, the Holders of a ma-   principal amount of the
                           jority in principal        outstanding WorldCom
                           amount at Stated Matu-     Notes of any series is-
                           rity (subject to reduc-    sued thereunder (or of
                           tion as aforesaid) of      all WorldCom Notes then
                           the Outstanding MFS        outstanding under the
                           Notes by notice to MFS     WorldCom Indenture, as
                           and the Trustee may re-    the case may be) may
                           scind an acceleration      waive certain past de-
                           and its consequences.      faults with respect to
                                                      such series and its con-
                                                      sequences.

AMENDMENT AND              MFS and the Trustee may,   Same as MFS, except that
SUPPLEMENT:                at any time and from       WorldCom and the Trustee
                           time to time, without      may, at any time and
                           notice or consent of any   from time to time, with-
                           Holder, enter into one     out notice or consent of
                           or more MFS Indentures     any Holder, enter into
                           supplemental to either     one or more indentures
                           of the MFS Indentures      supplemental to the
                           (1) to evidence the suc-   WorldCom Indenture sup-
                           cession of another Per-    plement any of the pro-
                           son to MFS and the as-     visions of the WorldCom
                           sumption by such succes-   Indenture to such extent
                           sor of the covenants of    as shall be necessary to
                           MFS under the MFS Inden-   permit or facilitate the
                           tures and contained in     defeasance and discharge
                           the MFS Notes, (2) to      of the WorldCom Notes;
                           add to the covenants of    provided that any such
                           MFS, for the benefit of    action shall not ad-
                           the Holders, or to sur-    versely affect the in-
                           render any right or        terests of the Holders
                           power conferred upon MFS   of the WorldCom Notes.
                           by the MFS Indentures,
                           (3) to add any addi-
                           tional Events of De-
                           fault, (4) to provide
                           for uncertificated MFS
                           Notes in addition to or
                           in place of certificated
                           MFS Notes, (5) to change
                           or eliminate any of the
                           provisions of the MFS In-
                           dentures, provided that
                           any such change or elim-
                           ination will become ef-
                           fective only when there
                           is not Outstanding any
                           Note created prior to
                           the execution of such
                           supplemental MFS Inden-
                           ture which is entitled
                           to the benefit of such
                           provision, (6) to evi-
                           dence and provide for
                           the acceptance of ap-
                           pointment under the MFS
                           Indentures by a succes-
                           sor Trustee, (7) to se-
                           cure the MFS Notes, (8)
                           to cure any ambiguity,
                           to correct or supplement
                           any provision in the MFS
                           Indentures which may be
                           defective or inconsis-
                           tent with any other pro-
                           vision therein or to add
                           any other provisions
                           with respect to matters
                           or questions arising un-
                           der the MFS Indentures;
                           provided such actions
                           will not adversely af-
                           fect the interests of
                           the Holders in any mate-
                           rial respect, or (9) to
                           comply with the require-
                           ments of the Commission
                           in order to effect or
                           maintain the qualifica-
                           tion of the MFS Inden-
                           tures under the Trust
                           Company Indenture Act.

                           With the consent of the
                           Holders of not less than
                           a majority in principal
                           amount at Stated
                           Maturity (subject to       The WorldCom Indenture
                           reduction as aforesaid)    also requires the
                           of the Outstanding MFS     consent of the Holder of
                           Notes, MFS and the         each Outstanding
                           Trustee may enter into     WorldCom Note to (1)
                           one or more MFS            change the Stated
                           Indentures supplemental    Maturity of the
                           to the MFS Indentures      principal of, or any
                           for the purpose of         installment of principal
                           adding any provisions to   of or interest on, any
                           or changing in any         WorldCom Note, or reduce
                           manner or eliminating      the principal amount
                           any of the provisions of   thereof, or rate or
                           the MFS Indentures or      amount of interest
                           the modifying in any       thereon that would be
                           manner of the rights of    due and payable upon
                           the Holders; provided,     Maturity thereof, or
                           however, that no such      adversely affect any
                           supplemental MFS           right of repayment at
                           Indenture will, without    the option of the Holder
                           the consent of the         of any WorldCom Note, or
                           Holder of each             change any Place of
                           Outstanding Note, (1)      Payment where, or the
                           change the Stated          currency in which, any
                                                      WorldCom Note or

                           Maturity of the            the interest thereon is
                           principal of, or any       payable, or impair the
                           installment of interest    right to institute suit
                           on, any Note, or reduce    for the enforcement of
                           the principal amount       any such payment on or
                           thereof (or premium, if    after the Stated
                           any), or the interest      Maturity thereof, (2)
                           thereon that would be      reduce the percentage in
                           due and payable upon       principal amount of the
                           Maturity thereof, or       Outstanding WorldCom
                           reduce the Default         Notes, the consent of
                           Amount that would be due   whose Holders is
                           and payable on             required for any such
                           acceleration of the        supplemental indenture,
                           Maturity thereof           or the consent of whose
                           provided in the MFS        Holders is required for
                           Indentures or change the   any waiver with respect
                           place of payment where,    to such notes (or
                           or the coin or currency    compliance with certain
                           in which, any Note or      provisions of the
                           any premium or interest    WorldCom Indenture or
                           thereon is payable, or     certain defaults
                           impair the right to        thereunder and their
                           institute suit for the     consequences) provided
                           enforcement of any such    for the WorldCom
                           payment on or after the    Indenture, or reduce the
                           Stated Maturity thereof,   requirements of the
                           (2) reduce the             WorldCom Indenture for
                           percentage in principal    quorum or voting, or (3)
                           amount at Stated           to modify the provisions
                           Maturity of the            regarding "Supplemental
                           Outstanding MFS Notes,     Indentures with Consent
                           the consent of whose       of Holders" or "Waiver
                           Holders is necessary for   of Past Defaults",
                           any such supplemental      except to increase any
                           MFS Indenture or           such percentage or to
                           required for any waiver    provide that certain
                           of compliance with         provisions of the
                           certain provisions of      WorldCom Indenture
                           the MFS Indentures or      cannot be modified or
                           certain Defaults           waived without the
                           thereunder, (3) modify     unanimous consent of the
                           the obligations of MFS     Holders of the WorldCom
                           to make offers to          Notes.
                           purchase MFS Notes upon
                           a Change of Control or
                           from the proceeds of
                           Asset Sales, (4)
                           subordinate in right of
                           payment, or otherwise
                           subordinate, the MFS
                           Notes to any other
                           indebtedness, (5) modify
                           any provisions of the
                           MFS Indentures relating
                           to the calculation of
                           Accreted Value or
                           (6)modify any of the
                           provisions of this
                           paragraph (except to
                           increase any percentage
                           set forth herein);
                           provided, further, that
                           the consent of the
                           Holders of not less than
                           75 percent of the
                           principal amount at
                           Stated Maturity (subject
                           to reduction as
                           aforesaid) of the
                           Outstanding MFS Notes is
                           required to make any
                           amendment to the
                           covenant described under
                           "Change of Control."

                                                      The WorldCom Indenture
                                                      does not have any
                                                      provisions that require
                                                      the consent of the
                                                      Holders of not less than
                                                      75 percent in principal
                                                      amount of Outstanding
                                                      WorldCom Notes.

SATISFACTION AND           MFS may terminate its      Same as MFS
DISCHARGE OF THE           obligations under the
INDENTURES; COVENANT       MFS Indentures when (i)
DEFEASANCE:                either (A) all Outstand-
                           ing Notes have been de-
                           livered to the Trustee
                           for cancellation or (B)
                           all such MFS Notes not
                           theretofore delivered to
                           the Trustee for cancel-
                           lation have become due
                           and payable, will become
                           due and payable within
                           one year or are to be
                           called for redemption
                           within one year under
                           irrevocable arrangements
                           satisfactory to the
                           Trustee for the giving
                           of notice of redemption
                           by the Trustee in the
                           name, and at the ex-
                           pense, of MFS, and MFS
                           has irrevocably depos-
                           ited or caused to be de-
                           posited with the Trustee
                           funds in an amount suf-
                           ficient to pay and dis-
                           charge the entire in-
                           debtedness on the MFS
                           Notes, not theretofore
                           delivered to the Trustee
                           for cancellation, for
                           principal of, premium,
                           if any, and interest to
                           the date of deposit or
                           Stated Maturity or date
                           of redemption; (ii) MFS
                           has paid or caused to be
                           paid all sums payable by
                           MFS under the MFS Inden-
                           tures; and (iii) MFS has
                           delivered an Officer's
                           Certificate and an Opin-
                           ion of Counsel relating
                           to compliance with the
                           conditions set forth in
                           the MFS Indentures.

                           MFS will be deemed to
                           have paid and discharged
                           the entire Debt on the
                           MFS Notes and the MFS
                           Indentures shall cease
                           to be of further effect
                           as to all outstanding
                           MFS Notes (except as to
                           (i) rights of registra-
                           tion of transfer, sub-
                           stitution and exchange
                           of MFS Notes and MFS'
                           right of optional re-
                           demption, (ii) rights of
                           Holders to receive pay-
                           ments of principal of,
                           premium, if any, and in-
                           terest on the MFS Notes
                           (but not the Change of
                           Control Repurchase Price
                           of
                           the MFS Notes) and any
                           rights of the Holders
                           with respect to such
                           amounts, (iii) the
                           rights, obligations and
                           immunities of the
                           Trustee under the MFS
                           Indentures and (iv) cer-
                           tain other specified
                           provisions in the MFS
                           Indentures (the forego-
                           ing exceptions (i)
                           through (iv) are collec-
                           tively referred to as
                           the "Reserved Rights"))
                           after the irrevocable
                           deposit by MFS with the
                           Trustee, in trust for
                           the benefit of the Hold-
                           ers, at any time prior
                           to the Stated Maturity
                           of the MFS Notes, of (A)
                           money in an amount, (B)
                           U.S. Government Obliga-
                           tions which through the
                           payment of interest and
                           principal will provide,
                           not later than one day
                           before the due date of
                           payment in respect of
                           the MFS Notes, money in
                           an amount, or (C) a com-
                           bination thereof, suffi-
                           cient to pay and dis-
                           charge the principal of
                           and interest on the MFS
                           Notes then outstanding
                           on the dates on which
                           any such payments are
                           due in accordance with
                           the terms of the MFS In-
                           dentures and of the MFS
                           Notes. Defeasance may
                           only be deemed to occur
                           if certain conditions
                           are satisfied, includ-
                           ing, among other things,
                           delivery by MFS to the
                           Trustee of an opinion of
                           outside counsel accept-
                           able to the Trustee to
                           the effect that, among
                           other things, (i) the
                           deposit, defeasance and
                           discharge will not be
                           deemed, or result in, a
                           taxable event for fed-
                           eral income tax purpos-
                           es, with respect to the
                           Holders and (ii) MFS'
                           deposit will not result
                           in the Trust or the
                           Trustee being subject to
                           regulation under the In-
                           vestment Company Act of
                           1940.

                           THE CONSENT SOLICITATION

  Concurrently with the Exchange Offers, the Company is soliciting Consents from the Holders of MFS Notes 1994 Indenture (under which the MFS 2004 Notes were issued) and the 1996 Indenture (under which the MFS 2006 issued). The completion, execution and delivery of a Letter of Transmittal by a Holder tendering MFS Notes pursuant Exchange Offer will constitute the Consent of such tendering Holder to the Proposed Amendments with respect to Notes. Holders may not deliver Consents without tendering their MFS Notes in the Exchange Offer.

REQUIRED CONSENTS

  Consents from Holders of a majority in principal amount outstanding of a series of MFS Notes must be received in order to amend the relevant MFS Indenture in the manner contemplated by the Consent Solicitation. Among other revisions, the Proposed Amendments will eliminate (i) restrictive covenants regarding limitation of debt, limitations on sale and leaseback transactions, limitations on restricted payments and transactions with affiliates and (ii) the separate reporting requirements contained in the MFS Indentures, and will redefine the events constituting a "Change of Control" under the MFS Indentures. See "The Proposed Amendments." Among other conditions, receipt of the Requisite Consent with respect to both series of MFS Notes and the lack of any objection by the MFS Trustee as to MFS' ability to effect the Proposed Amendments are conditions to consummation of each Exchange Offer by the Company. See "The Exchange Offers--Conditions to the Exchange Offers."

  If the Requisite Consent or the Supermajority Consent, as the case may be, is received with respect to a series of MFS Notes and the Exchange Offer with respect to such series is consummated, the relevant MFS Indenture will be amended with respect to such series as discussed herein, and MFS and the MFS Trustee will execute a supplemental indenture in respect of the MFS Notes of such series and the MFS Indenture, as so supplemented, will become operative on the Exchange Date. The MFS Indentures, without giving effect to the Proposed Amendments, will remain in effect until the Proposed Amendments become operative on the Exchange Date. If either or both of the Exchange Offers is or are terminated or withdrawn, the Proposed Amendments will never become operative. See "The Proposed Amendments."

  Each non-exchanging Holder of such series of MFS Notes will be bound by the Proposed Amendments even if such Holder did not consent to the Proposed Amendments.

  Consents may be revoked at any time prior to 11:59 p.m., New York City time, on , 1997 by the withdrawal of a tender of MFS Notes in accordance with the instructions for such withdrawal (see "The Exchange Offer--Withdrawal of Tender.") Any withdrawal of a tender of MFS Notes shall also be deemed to be a revocation of the related Consent. Tenders of MFS Notes may not be withdrawn and Consents may not be revoked at any time after 11:59 p.m., New York City
time, on    , 1997, unless the applicable Exchange Offer is extended with changes in the terms of such Exchange Offer that are materially adverse to the tendering Holder, in which case tenders of MFS Notes may be withdrawn.

CONSENT PAYMENT

  On the Exchange Date, the Company will pay each tendering Holder who validly tendered MFS Notes on or prior to the Expiration Date a Consent Payment equal to 0.% of the Accreted Value of such Holder's MFS Notes for which Consents have been validly delivered on or prior to the Expiration Date. If a Holder's MFS Notes are not validly tendered and the related Consents are not validly delivered pursuant to an Exchange Offer and the Consent Solicitation on or prior to the Expiration Date, such Holder will not receive a Consent Payment even though the Proposed Amendments may be effective as to such Holder's MFS Notes that are not exchanged in the Exchange Offer.

  HOLDERS OF MFS NOTES WHO TENDER IN AN EXCHANGE OFFER WILL BE REQUIRED, AS A CONDITION TO A VALID TENDER, TO HAVE GIVEN THEIR CONSENT TO THE PROPOSED AMENDMENTS CONTEMPLATED BY THE CONSENT SOLICITATION. THE PROPER COMPLETION, EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL WITH RESPECT TO A PARTICULAR SERIES OF MFS NOTES WILL CONSTITUTE THE DELIVERY OF A CONSENT WITH RESPECT TO SUCH MFS NOTES. TENDERS OF MFS NOTES MAY BE WITHDRAWN, AND CONSENTS MAY BE
REVOKED, AT ANY TIME PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON    , 1997.

                            THE PROPOSED AMENDMENTS

  WorldCom is soliciting the Consent of the Holders of MFS Notes to the Proposed Amendments. The 1994 Indenture and the 1996 Indenture contain substantially similar covenants and terms. What follows are summaries of (i) the covenants and terms proposed to be eliminated from each of the MFS Indentures pursuant to the Consent Solicitation and (ii) the covenants and terms proposed to be substantially revised pursuant to the Consent Solicitation (collectively, the "Proposed Amendments"). Capitalized terms appearing below which are not otherwise defined herein have the same meanings as are given to such terms in the MFS Indentures, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summaries do not purport to be complete and are qualified in their entirety by reference to the 1994 Indenture, the 1996 Indenture and the forms of the supplemental indenture to each of the 1994 Indenture and the 1996 Indenture that contain the Proposed Amendments with respect to the MFS Notes (and that are to be executed in respect of each series of MFS Notes by MFS and the MFS Trustee in the event the Requisite Consent or the Supermajority Consent, as the case may be, with respect to such series is obtained). The form of each such supplemental indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

PROVISIONS TO BE DELETED

  Pursuant to the Consent Solicitation, the Company is proposing to eliminate the following from each of the MFS Indentures with respect to each series of MFS Notes:

  Limitation on Debt. The Company will not, directly or indirectly, incur any Debt unless (i) after giving effect to such incurrence of Debt and the contemporaneous application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing at the time or would occur as a consequence of the incurrence of such Debt, and (ii) such Debt is Permitted Debt.

  Limitation of Debt and Preferred Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to incur, directly or indirectly, any Debt or issue any preferred stock, except (a) Subsidiary Vendor Debt; (b) Debt and preferred stock of Restricted Subsidiaries outstanding as of January 26, 1994; (c) Debt and preferred stock of a Restricted Subsidiary issued to and held by the Company; (d) Interest Swap Obligations, provided that such obligations are related to payment obligations on Debt otherwise permitted by the terms of this covenant, and Currency Hedge Obligations; (e) Debt or preferred stock incurred in exchange for, or the proceeds of which are used to refinance, Restricted Subsidiary Debt or preferred stock referred to in clause (a) of this paragraph, provided that (i) the principal amount of such Debt or the liquidation value of such preferred stock so incurred does not exceed the principal amount or liquidation value of the Debt or preferred stock being exchange or refinanced, and (ii) the Debt or preferred stock so incurred has a stated maturity or final redemption date (if any) no earlier than the stated maturity or final redemption date (if any) of, and an Average Life that is no less than that of, the Debt or preferred stock being exchanged or refinanced; provided, further, that the Debt or preferred stock so incurred has no greater seniority and covenants not materially more restrictive in the aggregate than those of the Debt or preferred stock being exchanged or refinanced; (f) Debt or preferred stock of MFS Telecom, which is convertible into Capital Stock of the Company, issued to a Strategic Equity Investor; provided, however, that the proceeds of such incurrence or issuance are used as though such proceeds were Net Cash Proceeds in accordance with the provisions of the covenant described under "Certain Covenants--Limitations on Asset Sales;" and (g) Guarantees by Restricted Subsidiaries of Debt of the Company described in clause (a) of the definition of Permitted Debt.

  Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its Property or assets now owned or hereafter acquired, or any interest therein or any income or profits therefrom, unless the Notes are secured equally and ratably with (or prior to) such Debt and any and all other Debt so secured by such Property or assets for so long as any and all other Debt is so secured.

  Limitations on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless (i) the obligation of the Company or such Restricted Subsidiary with respect thereto is included as Debt and would be permitted under the covenants described under "Certain Covenants-- Limitation on Debt" or "--Limitation of Debt and Preferred Stock of Restricted Subsidiaries," respectively, and any Liens granted thereby would be permitted by the covenant described under "Certain Covenants--Limitation on Liens," (ii) the net proceeds from such transaction are at least equal to the Fair Market Value of such Property being transferred, and (iii) the Net Cash Proceeds from such transaction are applied in accordance with the covenant described under "Certain Covenants--Limitation on Asset Sales."

  Limitations on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment (i) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; (ii) after giving effect, on a pro forma basis, to such Restricted Payment and the incurrence of any Debt the net proceeds of which are used to finance such Restricted Payment, the Company could incur at least $1.00 of additional Debt pursuant to clause (h) or (i) of the definition of Permitted Debt; and (iii) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments on or after January 26, 1994 does not exceed the sum of (A) 50 percent of the Consolidated Net Income of the Company (or, if Consolidated Net Income shall be a deficit, minus 100 percent of such deficit) for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding January 26, 1994 and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment, and (B) 100 percent of the aggregate net cash proceeds received by the Company subsequent to January 26, 1994 from the issuance or sale (other than to a Restricted Subsidiary or a Joint Venture) of shares of its Qualified Capital Stock, including Qualified Capital Stock issued upon conversion of convertible Debt and from the exercise of options, warrants or rights to purchase such Qualified Capital Stock.

  The foregoing limitations do not prevent the Company from (i) paying a dividend on its Capital stock at any time within 60 days after the declaration thereof if, on the declaration date, the company could have paid such dividend in compliance with the Indenture, and (ii) making Permitted Investments; provided that any Permitted Investments made pursuant to clause (a) of the definition of Permitted Investments will be deemed to be Restricted Payments for the purposes of clause (iii) of the preceding paragraph.

  For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment as determined by the Board of Directors, whose good faith determination shall be conclusive and evidenced by a Board Resolution.

  Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available financial statements.

  Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary of the Company; (ii) to make loans or advances to the Company or any Restricted Subsidiary of the Company; or (iii) to transfer any of its Property or assets to the Company or any other Restricted Subsidiary of the Company, except:

    (a) any encumbrance or restriction pursuant to an agreement in effect at the Issue Date;

    (b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of Property, so long as the encumbrances or restrictions in any such agreement relate solely to the Property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

    (c) any encumbrance or restriction relating to any Debt of any Restricted Subsidiary at the date on which such Restricted Subsidiary was acquired by the Company or any Restricted Subsidiary (other than Debt issued by such Restricted Subsidiary in connection with or in anticipation of its acquisition);

    (d) any encumbrance or restriction pursuant to an agreement effecting a permitted refinancing of Debt issued pursuant to an agreement referred to in the foregoing clauses (a) through (c), or permitted replacement or increase of Debt referred to in the foregoing clause (a), so long as the encumbrances and restrictions contained in any such refinancing agreement are not materially more restrictive than the encumbrances and restrictions contained in such agreements;

    (e) customary provisions restricting subletting or assignment of any lease of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder; and

    (f) any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or Property.

  Limitations on Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company (i) shall not permit any Restricted Subsidiary to issue any Capital Stock other than to the Company or a Restricted Subsidiary, other than pursuant to certain specified agreements in existence on January 26, 1994, unless the Company acquires at the same time not less than its Proportionate Interest in such issuance of Capital Stock and (ii) shall not permit any Person other than the Company or a Restricted Subsidiary to own any Capital Stock of any Restricted Subsidiary of the Company (other than directors' qualifying shares), except for (a) Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under "Certain Covenants--Limitations on Asset Sales," provided that such Restricted Subsidiary would remain a Restricted Subsidiary, (b) Capital Stock issued as permitted by clause (i) above, (c) Capital Stock issued and outstanding on January 26, 1994 and held by Persons other than the Company or any of its Restricted Subsidiaries, (d) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person's becoming a Restricted Subsidiary of the Company or otherwise being acquired by the Company and (e) an issuance of preferred stock permitted under the covenant described under "Certain Covenants-- Limitation on Debt and Preferred Stock of Restricted Subsidiaries."

  Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with any Affiliate of the Company or such Restricted Subsidiary, as the case may be, unless (i) such business, transaction or series of related transactions is in the best interest of the

Company or such Restricted Subsidiary, (ii) such business, transaction or series of related transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not such an Affiliate and (iii)
(a) with respect to such business, transaction or series of related transactions that has a Fair Market Value or involves aggregate payments equal to, or in excess of, $10.0 million but less than $15.0 million, the Company delivers to the Trustee an Officer's Certificate stating that such business, transaction or series of related transactions complies with clauses (i) and
(ii) above; and (b) with respect to such business, transaction or series of related transactions that has a Fair Market Value or involves aggregate payments equal to, or in excess of, $15.0 million such business, transaction or series of transactions is approved by a majority of the Board of Directors (including a majority of the Disinterested Directors), which approval is set forth in a resolution delivered to the Trustee certifying that, in good faith, the Board of Directors believes that such business, transaction or series of transactions complies with clauses (i) and (ii) above.

  Provision of Financial Information. Whether or not the Company is subject to
Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and
(ii) file with the Trustee copies of the annual reports, quarterly reports and other documents (without exhibits) which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Company were subject thereto and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents (without exhibits) to any prospective Holder.

PROVISIONS TO BE REVISED

  Pursuant to the Consent Solicitation, the Company is proposing to substantially revise each of the following provisions of the MFS Indentures with respect to each series of MFS Notes.

  Events of Default. Each of the following is an "Event of Default" under the MFS Indentures:

    (a) default in the payment of any installment of interest upon the Notes when it becomes due and payable, and the continuance of such default for a period of 30 days;

    (b) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity, upon repurchase, acceleration, optional redemption, required repurchase (including pursuant to a Change of Control Offer or an offer as described under "Certain Covenants--Limitations on Asset Sales") or otherwise or the failure to make an offer to purchase as therein required;

    (c) the Company fails to comply with any of its covenants or agreements contained in "Certain Covenants--Limitation on Debt" or "--Limitation on Debt and Preferred Stock of Restricted Subsidiaries" or fails to perform or comply with the Indenture provisions described under "Consolidation, Merger, Conveyance, Transfer or Lease";

    (d) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with in (a), (b) or (c) above) and continuance of such default or breach for a period of 60 days after specified written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25 percent of the aggregate principal amount of the Outstanding Notes;

    (e) Debt of the Company or any Restricted Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of such unpaid or accelerated Debt exceeds $10.0 million;

    (f) the entry by a court of competent jurisdiction of one or more judgments or orders against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10.0 million which remains undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

    (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state, or foreign bankruptcy, insolvency, or other similar law or
  (ii) a decree or order adjudging the Company or any Significant Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state, or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Restricted Subsidiary or of any substantial part of the Property or assets of the Company of any Significant Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Significant Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

    (h) (i) the commencement by the Company or any Significant Restricted Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state, or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Company or any Significant Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state, or foreign bankruptcy, insolvency, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Restricted Subsidiary, or (iii) the filing by the Company or any Significant Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state, or foreign bankruptcy, insolvency or other similar law, or
  (iv) the consent by the Company or any Significant Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Restricted Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Restricted Subsidiary, or the making by the Company or any Significant Restricted Subsidiary of an assignment for the benefit of creditors, or (v) the admission by the Company or any Significant Restricted Subsidiary in writing of its inability to pay its debts generally as they become due, or (vi) the taking of corporate action by the Company or any Significant Restricted Subsidiary in furtherance of any such action.

  If any Event of Default (other than an Event of Default specified in clauses
(g) and (h) above) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25 percent of the outstanding aggregate principal amount at Stated Maturity (subject to reduction as aforesaid) of Notes may declare the Default Amount and any accrued and unpaid interest on all Notes then Outstanding to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration, such Default Amount and any accrued interest will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) above occurs, the Accreted Value and accrued interest, if any, on the Notes then Outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Until and including January 15, 2001, the "Default Amount" shall equal the Accreted Value of the Notes as of such date. On or after January 15, 2001, the Default Amount shall equal 100 percent of the principal amount thereof at the Stated Maturity (subject to reduction as aforesaid) thereof. Under certain circumstances, the Holders of a majority in principal amount at Stated Maturity (subject to reduction as aforesaid) of the Outstanding Notes by notice to the Company and the Trustee may rescind an acceleration and its consequences.

  The above referenced provision defining "Event of Default" is the existing provision within the MFS Indenture that will be replaced with the definition of Event of Default set forth in the WorldCom Indentures. For a summary of such provision, see "Description of the WorldCom Notes--Events of Default; Notice and Waiver."

DEFINITION TO BE REVISED IF SUPERMAJORITY CONSENT IS OBTAINED FROM HOLDERS OF EACH SERIES OF MFS NOTES

  "Change of Control" means the occurrence of any of the following events:

    (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than PKS or its Affiliates, the Employee Group or an underwriter engaged in a firm commitment underwriting on behalf of the Company, is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) plus all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after a passage of time, directly or indirectly, of more than 35 percent of the total voting power of the Voting Stock of the Company and, in addition, beneficially owns more shares in the Company than beneficially owned by PKS and the Employee Group; or

    (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute 66 2/3 percent of the Board of Directors then in office; or

    (c) the Company shall cease to own, directly or indirectly, at least 51 percent of the outstanding Capital Stock of MFS Telecom; provided, however, that any sale, conveyance or transfer of Capital Stock of MFS Telecom must be to a Strategic Equity Investor; or

    (d) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to a Person other than a Restricted Subsidiary; or

    (e) the Company or a Subsidiary sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of the assets of MFS Telecom to a Person other than the Company or a Restricted Subsidiary.

  The above referenced definition of "Change of Control" is the existing definition within the MFS Indenture that will be replaced with the following definition of Change of Control only if consent from Holders of 75% of the aggregate principal amount outstanding of MFS Notes is received.

  "Change of Control" means the occurrence of any of the following events:

    (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than PKS or its Affiliates, the Employee Group or an underwriter engaged in a firm commitment underwriting on behalf of the Company, is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) plus all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after a passage of time, directly or indirectly, of more than 50 percent of the total voting power of the Voting Stock of the Company and, in addition, beneficially owns more shares in the Company than beneficially owned by PKS and the Employee Group; or

    (b) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to a Person other than an Affiliate.

                       DESCRIPTION OF THE WORLDCOM NOTES

  The WorldCom Notes will be issued under the WorldCom Indenture, as supplemented. The following summary of certain provisions of the WorldCom Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the WorldCom Indenture, including the definitions of certain terms therein and those terms made a part of the WorldCom Indenture by reference to the Trust Indenture Act as in effect on the date of the WorldCom Indenture. The WorldCom Indenture are by their terms subject to and governed by the Trust Indenture Act. Unless otherwise indicated, references under this caption to sections or ""' are references to the WorldCom Indenture. A copy of WorldCom Indenture may be obtained from the Company. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions". For purposes of the description of the WorldCom Notes, the term "Company" refers to WorldCom, Inc. and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

 General

  The WorldCom 2004 Notes will be limited in aggregate principal amount to $ million and will mature on January 15, 2004. Interest on the WorldCom 2004 Notes will accrue at the rate of 9 3/8% per annum. The WorldCom 2006 Notes
will be limited in aggregate principal amount to $   million and will mature
on January 15, 2006. Interest on the WorldCom 2006 Notes will accrue at the rate of 8 7/8% per annum.

  Interest on the WorldCom Notes will be payable semi-annually on January 15 and July 15, commencing on July 15, 1997, to the persons who are registered holders of the WorldCom Notes at the close of business on the immediately preceding December 31 and June 30, respectively. Interest on the WorldCom Notes will accrue from and including the Interest Accrual Date.

  Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered holders at their registered addresses. The WorldCom Notes will be issued without coupons and in fully registered form only, in denominations of $1,000 and integral multiples thereof. Unless otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

 Ranking

  The WorldCom Notes will be senior, unsecured obligations of the Company, will rank pari passu in right of payment with all other existing and future senior, unsecured indebtedness of the Company and will rank senior in right of payment to any future subordinated obligations of the Company. The WorldCom Notes will be structurally subordinated to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness and to all obligations, including any MFS Notes not exchanged for WorldCom Notes in the Exchange Offers, of the Company's subsidiaries. At March 31, 1997, after giving effect to the issuance and sale by WorldCom of its existing senior notes on April 1, 1997, the aggregate amount of indebtedness of the Company that would have ranked pari passu with the WorldCom Notes was approximately $ billion. The WorldCom Notes will be effectively subordinated to all obligations, including trade payables, of the Company's subsidiaries to the extent of the assets of such subsidiaries available to satisfy such obligations. As of March 31, 1997, the aggregate amount of such obligations of the Company's subsidiaries (excluding intercompany indebtedness) was
approximately $    billion; of this amount, (i) $685.8 million represented the accreted value of the MFS 2004 Notes and (ii) $674.5 million represented the accreted value of the MFS 2006 Notes.

 Optional Redemption

  The WorldCom 2004 Notes will not be redeemable at the option of the Company prior to January 15, 1999. On or after January 15, 1999, the WorldCom 2004 Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, at the following prices (expressed in percentages of the principal amount thereof), if redeemed during the twelve months beginning January 15 of the years indicated below, in each case together with interest accrued to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

       YEAR                                                           PERCENTAGE
       ----                                                           ----------
       1999..........................................................  103.52%
       2000..........................................................  102.34%
       2001..........................................................  101.17%
       2002 and thereafter...........................................  100.00%

  The WorldCom 2006 Notes will not be redeemable at the option of the Company prior to January 15, 2001. On or after January15, 2001, the WorldCom 2006 Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, at the following prices (expressed in percentages of the principal amount thereof), if redeemed during the twelve months beginning January 15 of the years indicated below, in each case together with interest accrued to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

       YEAR                                                           PERCENTAGE
       ----                                                           ----------
       2001..........................................................  103.32%
       2002..........................................................  102.21%
       2003..........................................................  101.11%
       2004 and thereafter...........................................  100.00%

  If less than all of the WorldCom Notes of either series are to be redeemed, the Trustee will select the WorldCom Notes or portions thereof in each series to be redeemed pro rata, by lot or by any other method that the Trustee shall deem fair and appropriate. Notice of redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each Holder of WorldCom Notes to be redeemed at its registered address. On or after the redemption date, the WorldCom Notes shall cease to accrue interest, if the Company makes the redemption payment.

 Consolidation, Merger, Conveyance, Sale or Lease

  The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that (a) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all the WorldCom

Notes and the performance and observance of all the covenants and conditions of the WorldCom Indenture; and (b) the Company or such successor corporation shall not immediately thereafter be in default under the WorldCom Indenture (Section 801 of the Indentures).

 Limitation on Liens

  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, or suffer to be created or to exist, any Lien (other than Permitted Liens) upon any of its Property or assets, whether now owned or hereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the WorldCom Notes will be secured by such Lien equally and ratably with (or prior to) all other indebtedness of the Company or any Restricted Subsidiary secured by such Lien for so long as any such other indebtedness of the Company or any Restricted Subsidiary shall be so secured. Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, issue, assume or guarantee indebtedness secured by Liens on Property that are not Permitted Liens without equally and ratably securing the WorldCom Notes, provided that the sum of all such indebtedness then being issued, assumed or guaranteed together with such indebtedness theretofore issued, assumed or guaranteed that remains outstanding does not exceed 15% of the Consolidated Net Tangible Assets prior to the time such indebtedness was issued, assumed or guaranteed.

 Events of Default; Notice and Waiver

    Each of the following is an "Event of Default" under the WorldCom
  Indenture:

    (a) default for 30 days in the payment of any installment of interest on any WorldCom Note;

    (b) default in the payment of the principal of (or premium, if any, on) any WorldCom Note at its Maturity;

    (c) default in making a sinking fund payment required for any WorldCom Note of such series;

    (d) default in the performance of any other covenant of the Company in the WorldCom Indenture continued for 60 days after written notice as provided in the WorldCom Indenture;

    (e) certain events of default resulting in the acceleration of the maturity of indebtedness aggregating in excess of $50,000,000 under any mortgages, indentures (including the Indentures) or instruments under which the Company may have issued, or by which there may have been secured or evidenced, any other indebtedness (including WorldCom Notes of any other series) of the Company, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

    (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or all or substantially all of its property; and (g) any other Event of Default provided with respect to a particular series of WorldCom Notes (Section 501 of the Indenture).

  The Trustee may withhold notice to the holders of WorldCom Notes of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any WorldCom Note or in the payment of any sinking fund installment in respect of any WorldCom Note) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such holders.

  If an Event of Default under the Indenture with respect to WorldCom Notes at the time outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the outstanding WorldCom Notes may declare the principal amount of all of the WorldCom Notes of that series (or of all WorldCom Notes then outstanding under the Indenture, as the case may be) to be due and payable immediately by written notice thereof to the Company (and to the Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to WorldCom Notes (or of all WorldCom Notes then outstanding under the Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee prior to the Stated Maturity thereof, the holders of a majority in principal amount of outstanding WorldCom Notes may, subject to certain conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to WorldCom Notes of such series (or of all WorldCom Notes then outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture. The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding WorldCom Notes of any series issued thereunder (or of all WorldCom Notes then outstanding under the Indenture, as the case may be) may waive certain past defaults with respect to such series and its consequences. Within 120 days after the close of each fiscal year, the Company must file with the Trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

  Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of WorldCom Notes then outstanding under the Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the WorldCom Indenture, the holders of not less than a majority in principal amount of the outstanding WorldCom Notes of any series issued thereunder (or of all Debt Securities then outstanding under the WorldCom Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee.

 Amendment and Supplement

  The WorldCom Indenture contains provisions permitting WorldCom and the Trustee to enter into one or more indentures supplemental to the WorldCom Indenture without the consent of the holders of the WorldCom Notes for certain purposes, including the following: (a) to evidence the succession of another entity to the Company and the assumption by such entity of the covenants of the Company contained in the WorldCom Indenture and the WorldCom Notes; (b) to add to the covenants of the Company for the benefit of the holders of the WorldCom Notes or to surrender any right or power conferred upon the Company in the WorldCom Indenture; (c) to add any additional Events of Default for the benefit of the holders of the WorldCom Notes; provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of that or those series of WorldCom Notes to which such additional Events of Default apply to waive such default;
(d) to add to or change any of the provisions of the WorldCom Indenture to permit or facilitate the issuance of the WorldCom Notes in uncertificated or bearer form; (e) to change or eliminate any provisions of the WorldCom Indenture which do not affect the rights of any holders of securities issued in connection with the WorldCom Indenture; (f) to provide security for the WorldCom Notes; (g) to evidence and provide for the acceptance of an appointment of a successor Trustee with respect to the WorldCom Notes and to add to or change any of the provisions of the WorldCom Indenture to provide for or facilitate the administration of the trusts under the WorldCom Indenture by more than one Trustee; (h) to cure any ambiguity, to correct or supplement any provision of the WorldCom Indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the WorldCom Indenture which shall not be inconsistent with the provisions of the WorldCom Indenture and which additional provisions shall not adversely affect the interests of the holders of the WorldCom Notes; or (i) to supplement any of the provisions of the WorldCom Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the WorldCom Notes in accordance with terms and conditions of the WorldCom Indenture provided that any such action shall not adversely affect the interests of the holders of the WorldCom Notes.

  The WorldCom Indenture also contains provisions permitting WorldCom and the Trustee, with the consent of the holders of not less than a majority in principal amount of all the Company's outstanding securities affected by the terms of any such supplemental indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the WorldCom Indenture or of modifying in any manner the rights of the holders of the WorldCom Notes, except that without the consent of the holders of each WorldCom Note any such supplemental indenture shall not (a) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on the WorldCom Notes, (b) reduce the principal amount of the WorldCom Notes or the rate or amount of interest thereon or any additional amounts payable in respect thereof pursuant to the WorldCom Indenture or the WorldCom Notes, or any premium payable upon the redemption thereof; (c) change any obligation of the Company to pay additional amounts pursuant to Section 1007 of the WorldCom Indenture (except as otherwise contemplated by the WorldCom Indenture); (d) reduce the amount of the principal of any Original Issue Discount Securities that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy; (e) adversely affect any right of repayment at the option of the holder of the WorldCom Notes; (f) change any place of payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the WorldCom Notes or any premium or the interest thereon is payable; (g) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or in the case of redemption or repayment at the option of the holder of the WorldCom Notes, on or after the Redemption Date or the Repayment Date, as the case may be); (h) reduce the percentage in principal amount of the WorldCom Notes; (i) reduce the quorum or voting requirements as contained in the WorldCom Indenture; or (j) modify any of the provisions of the WorldCom Indenture relating to supplemental indentures thereof except to increase any such percentage or to provide that certain other provisions of the WorldCom Indenture cannot be modified or waived without the consent of the holders of each WorldCom Note.

  It is not necessary for the holders of the WorldCom Notes to approve the particular form of any proposed supplemental indenture, but it is sufficient if such holders approve the substance thereof. Every supplemental indenture executed pursuant to the WorldCom Indenture will conform to the requirements of the Trust Indenture Act as then in effect.

 Satisfaction and Discharge of the WorldCom Indenture, Covenant Defeasance

  The Company may, at its option, elect to have either or both of (a) the defeasance provisions of the WorldCom Indenture or (b) the covenant defeasance provisions of the WorldCom Indenture apply to the WorldCom Notes upon compliance with the applicable conditions set forth in the WorldCom Indenture. The Company shall be deemed to have been discharged from its obligations with respect to the WorldCom Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"), except for the following obligations which shall survive until otherwise terminated or discharged pursuant to the WorldCom Indenture: (i) the rights of holders of the WorldCom Notes to receive, solely from the trust fund described in Section 1404 of the WorldCom Indenture, payments in respect of the principal of (and premium, if any) and interest, if any, on the WorldCom Notes when such payments are due, (ii) the Company's obligations with respect to the WorldCom Notes under Sections 305, 306, 1002 and 1003 of the WorldCom Notes and with respect to the payment of additional amounts, if any, as contemplated by Section 1007 of the WorldCom Indenture, (iii) the rights, powers, trusts, duties and immunities of the Trustee under the WorldCom Indenture and (iv) the obligations contained in the article of the WorldCom Indenture relating to defeasance and covenant defeasance. The Company shall be released from its obligations under any covenant with respect to the WorldCom Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance").

  The following are the conditions that must be satisfied prior to defeasance or covenant defeasance: (a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, money and/or Government Obligations sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on the WorldCom Notes on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the WorldCom Notes; (b) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the WorldCom Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (c) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the WorldCom Notes shall have occurred and be continuing on the date of such deposit, or if applicable, at any time during the period ending on the 91st day after the date of such deposit; (d) the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the WorldCom Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as applicable, had not occurred; (e) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or the covenant defeasance (as the case may be) have been complied with and an opinion of counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above, registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the Trustee for such trust funds or (ii) all necessary registrations under said Act have been effected; and (f) such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 301 of the WorldCom Indenture.

  WorldCom may exercise its defeasance option with respect to the WorldCom Notes notwithstanding its prior exercise of its covenant defeasance option.

 The Trustee

  Mellon Bank, N.A., the Trustee under the WorldCom Indenture, from time to time may extend credit to the Company in the ordinary course of business. The Trustee's current address is Two Mellon Bank Center, Room 325, Pittsburgh, PA 15259. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the WorldCom Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it by the WorldCom Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

  The WorldCom Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any "conflicting interest" (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The holders of a majority in principal amount of the outstanding WorldCom Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The WorldCom Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the WorldCom Indenture at the request of any of the holders of the WorldCom Notes, unless such holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

 No Personal Liability of Stockholders, Officers or Directors

  No stockholder, employee, officer, director or incorporator as such, past, present or future of the Company shall have any personal liability in respect of the obligations of the Company under the WorldCom Indenture or the WorldCom Notes by reasons of his or its status as such stockholder, employee, officer or director.

 Delivery and Form

  The WorldCom 2004 Notes and the WorldCom 2006 Notes initially will be represented by one or more global securities ("Global Securities") deposited with The Depository Trust Corporation ("DTC") and registered in the name of the nominee of DTC, except asset forth below. Each of the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof, in book-entry form only. Unless and until certificated Notes are issued under the limited circumstances described below, no beneficial owner of a WorldCom Note shall be entitled to receive a definitive certificate representing a WorldCom Note. So long as DTC or any successor depository (collectively, the "Depository") or its nominee is the registered holder of the Global Securities, the Depository, or such nominee, as the case may be, will be considered to be the sole owner or holder of the WorldCom Notes for all purposes of the Indenture. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in the Depository. Such participants may include Morgan Guaranty Trust Company of New York, Brussels, Belgium office ("Euroclear") or Cedel Bank societe anonyme.

  So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole Holder of the WorldCom Notes represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have WorldCom Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of WorldCom Notes in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Security. Accordingly, each person owning a beneficial interest in a Global Security must rely on DTC's procedures and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. If the Company requests any action of holders or if an owner of a beneficial interest in a Global Security desires to take any action that a holder is entitled to take under the applicable Indenture, DTC will authorize the participants holding the relevant beneficial interests to give or take such action, and such participants will otherwise act upon the instructions of beneficial owners holding through them.

  If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, a successor depository is not appointed by the Company within 90 days, the

Company will issue individual WorldCom Notes in certificated form in exchange or the Global Securities. In addition, the Company may at any time, and in its sole discretion, determine not to have any WorldCom Notes represented by one or more Global Securities, and, in such event, will issue individual WorldCom Notes in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual WorldCom Notes in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such WorldCom Notes in certificated form registered in its name. Unless otherwise provided in the Prospectus Supplement, WorldCom Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

  The following is based on information furnished by DTC:

    DTC will act as securities depository for the WorldCom Notes. The WorldCom Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered WorldCom Note certificate is issued with respect to each $200 million of principal amount of the WorldCom Notes of a series, and an additional certificate is issued with respect to any remaining principal amount of such series.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of WorldCom Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the WorldCom Notes on DTC's records. The ownership interest of each actual purchaser of each WorldCom Note ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in WorldCom Notes are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in WorldCom Notes, except in the event that use of the book-entry system for the WorldCom Notes is discontinued.

    To facilitate subsequent transfers, the WorldCom Notes are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the WorldCom Notes with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the WorldCom Notes; DTC records reflect only the identity of the Direct Participants to whose accounts WorldCom Notes are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

    Delivery of notices and other communications by DTC to Direct
  Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices shall be sent to Cede & Co. If less than all of the WorldCom Notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of interest of each Direct Participant in such issue to be redeemed.

    Neither DTC nor Cede & Co. consents or votes with respect to the WorldCom Notes. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the WorldCom Notes are credited on the record date (identified on a list attached to the Omnibus Proxy).

    Principal, premium, if any, and interest payments on the WorldCom Notes are made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and are the responsibility of such Participant and not of DTC, the applicable Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is the responsibility of the Company or the applicable Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    DTC may discontinue providing its services as securities depository with respect to the WorldCom Notes at any time by giving reasonable notice to the Company or the applicable Trustee. Under such circumstances, in the event that a successor securities depository is not appointed, WorldCom Note certificates are required to be printed and delivered.

    The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, WorldCom Note certificates will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that the Company believes to reliable, but the Company takes no responsibility for the accuracy thereof.

  None of the Company, the Dealer Managers or any agent, the Trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

 Same-Day Settlement and Payment

  So long as the WorldCom Notes are represented by the Global Securities, all payments of principal and interest will be made by the Company in immediately available funds. The WorldCom Notes will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the WorldCom Notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the WorldCom Notes.

 Certain Definitions

  Set forth below is a summary of certain of the defined terms used herein and defined in the WorldCom Indenture. Reference is made to the WorldCom Indenture for the full definition of all such terms, as well as any capitalized terms used herein for which no definition is provided.

    "Capital Lease Obligations" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP. For purposes of this covenant, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

    "Capital Stock" means, with respect to any person, any and all shares or other equivalents (however designated) of corporate stock, partnership interest or any other participation, right, warrant, option or other interest in the nature of an equity interest in such person, but excluding any debt security convertible or exchangeable into such equity interest.

    "Consolidated Net Tangible Assets" means the consolidated total assets of the Company and its Subsidiaries as reflected in the Company's most recent balance sheet prepared in accordance with GAAP, less (i) current liabilities (excluding current maturities of long-term debt and Capital Lease Obligations) and (ii) goodwill, trademarks, patents and minority interests of others.

    "GAAP" means United States generally accepted accounting principles as in effect as of the date of determination, unless stated otherwise.

    "Lien" means, with respect to any Property of any person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement or zoning restriction (other than any easement or zoning restriction not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction.

    "Permitted Liens" means (i) Liens existing on the date of the Indenture;
  (ii) Liens on Property existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of or within 270 days after the acquisition of such Property for the purpose of financing all or any part of the purchase price thereof; (iii) Liens securing indebtedness owing by a Restricted Subsidiary to the Company or any wholly-owned Subsidiary of the Company; (iv) Liens on Property of any entity, or on the stock, indebtedness or other obligations of such entity, existing at the time (a) such entity becomes a Restricted Subsidiary, (b) such entity is merged into or consolidated with the Company or a Restricted Subsidiary or (c) the Company or a Restricted Subsidiary acquires all or substantially all of the assets of such entity; provided that no such Lien extends to any other Property; (v) Liens on Property to secure any indebtedness incurred to provide funds for all or any part of the cost of development of or improvements to such Property; (vi) Liens on the Property of the Company or any of its Subsidiaries securing (a) nondelinquent performance of bids or contracts (other than for borrowed money, obtaining of advances or credit or the securing of debt), (b) contingent obligations on surety and appeal bonds and (c) other nondelinquent obligations of a like nature, in each case, incurred in the ordinary course of business; (vii) Liens securing Capital Lease Obligations, provided that (a) any such Lien attaches to the Property within 270 days after the acquisition thereof and (b) such Lien attaches solely to the Property so acquired; (viii) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit account or other funds, provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal

  Reserve Board and such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; (ix) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation; (x) statutory and tax Liens for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings; (xi) Liens arising solely by operation of law and in the ordinary course of business, such as mechanics', materialmen's, warehousemen's and carriers' Liens and Liens of landlords or of mortgages of landlords on fixtures and movable Property located on premises leased in the ordinary course of business; (xii) Liens on personal Property, other than shares of stock or indebtedness of any Restricted Subsidiary, to secure loans maturing not more than one year from the date of the creation thereof and on accounts receivable associated with a receivables financing program of the Company or any of its Subsidiaries; and (xiii) any renewal, extension or replacement (in whole or in part) for any Lien permitted pursuant to exceptions (i) through (xii) above or of any indebtedness secured thereby, provided that such extension, renewal or replacement Lien shall be limited to all or any part of the same Property that secured the Lien extended, renewed or replaced (plus improvements on such Property).

    "Property" means, with respect to any person, any interest of such person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other person (but excluding Capital Stock or other securities issued by such first mentioned person).

    "Receivables Subsidiary" means a special purpose wholly-owned Subsidiary created in connection with any transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey, grant a security interest in or otherwise transfer undivided percentage interests in its receivables.

    "Restricted Subsidiary" means any Subsidiary of the Company if (i) such Subsidiary has substantially all of its Property in the United States (other than its territories and possessions) and (ii) at the end of the most recent fiscal quarter of the Company, the aggregate amount, determined in accordance with GAAP consistently applied, of securities of, loans and advances to, and other investments in, such Subsidiary held by the Company and its other Subsidiaries exceeded 10% of the Company's Consolidated Net Tangible Assets; provided, however, that the term Restricted Subsidiary shall not include (a) any of MFS Communications Company, Inc. or its Subsidiaries unless and until such time as such corporation is designated by the Company as a "Restricted Subsidiary" or otherwise similarly treated under the Company's $3.75 billion five-year revolving credit facility or any other agreement of the Company for indebtedness for borrowed money or
  (b) any Receivables Subsidiary.

    "Sale and Leaseback Transaction" means, with respect to any person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such person or a Restricted Subsidiary of such person and is thereafter leased back from the purchaser or transferee thereof by such person or one of its Restricted Subsidiaries.

    "Subsidiary" means a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a discussion of the material U.S. federal income tax consequences resulting from the Exchange Offers and Consent Solicitation. The discussion is based on U.S. federal income tax laws, regulations, rulings and decisions now in effect, all of which are subject to change possibly with retroactive effect. The discussion assumes that as to any Holder, the WorldCom Notes and MFS Notes are capital assets as of the Exchange Date. This discussion does not address state, local, foreign or other tax laws and does not purport to cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, certain Holders (including insurance companies, tax-exempt organizations, financial institutions, securities- dealers, subsequent purchasers of WorldCom Notes, taxpayers subject to the alternative minimum tax and foreign persons who may be subject to special rules not discussed below. HOLDERS OF MFS NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE EXCHANGE OFFER AND OF THE CONTINUED HOLDING AND DISPOSITION OF MFS NOTES.

TAX CONSEQUENCES OF THE EXCHANGE OFFER

  The exchange of MFS Notes for WorldCom Notes and cash pursuant to the Exchange Offers will be a taxable transaction for United States federal income tax purposes. On the Exchange Date, Holders who tender their MFS Notes pursuant to the Exchange Offers will receive cash plus WorldCom Notes. A tendering Holder will generally recognize gain or loss equal to the difference between the sum of the cash and the issue price of the WorldCom Notes received (except to the extent of any accrued OID on the MFS Notes not previously included in the Holder's income, which will be taxable as ordinary interest income) and the Holder's adjusted tax basis in the MFS Notes. Such gain or loss will be long-term capital gain or loss if the Holder's holding period is more than one year, and short-term capital gain or loss if the Holder's holding period is one year or less.

  Although not free from doubt, amounts paid in respect of the Consent Payment should constitute additional consideration received in exchange for the tendered MFS Notes and should therefore be treated as part of the amount received in the Exchange in the manner described in the preceding paragraph. There can be no assurance, however, that the Internal Revenue Service (the "Service") will not take a contrary position.

  As illustrated above, the amount of gain or loss recognized as a result of the exchange of the MFS Notes for WorldCom Notes and cash will depend in part on the "issue price" of the WorldCom Notes. Where a new debt instrument is issued in exchange for property (including an old debt instrument), the determination of the issue price of the new debt instrument depends on whether either the new debt instrument or the property for which it is exchanged is "publicly traded." If neither the WorldCom Notes nor the MFS Notes are publicly traded, the issue price of the WorldCom Notes will be their "stated principal amount." A debt instrument's stated principal amount is the aggregate amount of all payments under the debt instrument, excluding any amount of stated interest. If, however, the WorldCom Notes are publicly traded, their issue price will be their fair market value at the time they are issued. If the WorldCom Notes are not publicly traded, but the MFS Notes are publicly traded, the issue price of the WorldCom Notes will be the fair market value of the MFS Notes exchanged therefor. For purposes of this discussion, a debt instrument is publicly traded if (i) it is listed on a national securities exchange, an interdealer quotation system sponsored by a national securities association (such as NASDAQ), or a designated foreign exchange or board of trade, (ii) it is traded either on a board of trade designated as a contract market by the Commodities Futures Trading Commission or on an interbank market, (iii) it appears on a "quotation medium," i.e., a system of general circulation (including a computer listing available to subscribing brokers and dealers) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations of one or more identified brokers, dealers or traders or actual prices of recent sales (but not "yellow sheets") or (iv) it is a debt instrument that is "readily quotable" in that price quotations are readily available from dealers, brokers or traders. Newly issued debt instruments are treated as publicly traded property at the time of their issuance if the debt instruments are publicly traded at any time during the 60-day period ending 30 days after their issuance. Any temporary restriction on trading, a purpose of which is to avoid characterization of debt instruments as publicly traded property for federal income tax purposes, is ineffective regardless of whether the temporary restriction is imposed by the issuer. If either the WorldCom Notes or the MFS Notes are publicly traded, the WorldCom Notes may be treated as having been issued at a discount or at a premium. Holders should consult their tax advisors to determine how, and to what extent, any such discount or premium, if any, will be included in such Holder's income (in the case of any discount) or amortized (in the case of any premium).

BASIS AND HOLDING PERIOD

  A Holder's tax basis in the WorldCom Notes will equal the issue price of the WorldCom Notes. The holding period of the WorldCom Notes will commence on the day after the WorldCom Notes are acquired by the Holder.

 PAYMENT OF INTEREST

  Assuming the WorldCom Notes will not be issued with original issue discount ("OID"), interest on the WorldCom Notes generally will be taxable to the Holder as ordinary income at the time that it is paid or accrued, in accordance with the Holder's method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Redemption

  In general, a Holder of a WorldCom Note will recognize gain or loss upon the sale, exchange, redemption, retirement or other disposition of the WorldCom Note measured by the difference between the amount realized on the disposition (to the extent such amount does not represent accrued but unpaid interest) and the Holder's adjusted basis in the WorldCom Note. A Holder's adjusted basis in a WorldCom Note will generally equal the issue price of the WorldCom Note. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the Holder holds the WorldCom Note for more than one year prior to disposition, and short-term capital gain or loss if the Holder holds the WorldCom Note for less than one year prior to disposition.

 HOLDERS NOT TENDERING IN AN EXCHANGE OFFER

  For Holders of the MFS Notes who do not elect to exchange their MFS Notes for the WorldCom Notes pursuant to the Exchange Offers, the proposed modifications to the MFS Notes (see "The Proposed Amendments") should not be treated as a taxable exchange of the MFS Notes for the new MFS Notes.

 BACKUP WITHHOLDING

  Backup withholding of U.S. federal income tax at a rate of 31% may apply to payments of principal and interest made in respect of a WorldCom Note, as well as payments of proceeds from the sale of a WorldCom Note to or through certain brokers, unless, in general, the beneficial owner of the Note complies with certain information reporting procedures or is an exempt recipient. Any amount withheld from a payment to a beneficial owner pursuant to these backup withholding rules may be allowed as a refund or credit against the beneficial owner's U.S. federal income tax.

                        INFORMATION REGARDING WORLDCOM

  Information regarding the Company is contained in its filings with the Commission pursuant to the Exchange Act. See "Available Information" and "Incorporation by Reference."

                           INFORMATION REGARDING MFS

  Information regarding MFS is contained in its filings with the Commission pursuant to the Exchange Act. See "Available Information" and "Incorporation by Reference."

                    ACCOUNTING TREATMENT OF EXCHANGE OFFERS

  The Exchange will be accounted for by the Company as an extinguishment of debt as provided for under generally accepted accounting principles.

                                 LEGAL MATTERS

  The validity of the WorldCom Notes will be passed upon for the Company by Bryan Cave LLP, St. Louis, Missouri. Certain tax matters with respect to the Exchange Offers will be passed upon for WorldCom by Bryan Cave LLP, St. Louis, Missouri. Certain legal matters in connection with the Exchange Offers and the Consent Solicitation will be passed upon for the Joint Dealer Managers by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                                    EXPERTS

  The consolidated financial statements and schedule of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

  The consolidated financial statements of MFS Communications Company, Inc. as of December 31, 1996 and for the period then ended (See Note 1 to the MFS Communications Company, Inc. Form 10-K), and for the year ended December 31, 1996, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in the MFS Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

  The consolidated financial statements of MFS as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, included in WorldCom's Current Report on Form 8-K/A dated August 25, 1996 (filed November 4, 1996) and incorporated by reference into this registration statement and the consolidated financial statements of MFS as of December 31, 1995 and for the two years in the period ended December 31, 1995 included in the MFS Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated by reference in this registration statement, have been incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given upon the authority of that firm as experts in accounting and auditing.

  The consolidated financial statements of UUNET Technologies, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, included n WorldCom's Current Report on Form 8-K/A dated August 25, 1996 (filed November 4, 1996) and incorporated by reference into this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

             The Joint Dealer Managers for the Exchange Offers are:

        SALOMON BROTHERS INC                      GOLDMAN, SACHS & CO.


      Seven World Trade Center                       85 Broad Street
      New York, New York 10048                  New York, New York 10004
      (212) 783-3738 (collect)                  (212)          (collect)
     (800) 558-3745 (toll free)                (800) 828-3182 (toll free)
   Attention: Liability Management                   Attention:
                Group

           Any questions concerning the terms of the Exchange Offers may be directed to the Joint Dealer Managers.

               The Information Agent for the Exchange Offers is:

             Any questions concerning tender procedures or requests for additional copies of this Prospectus, the Letters of Transmittal, or Notice of Guaranteed Delivery
                   may be directed to the Information Agent.

                 The Exchange Agent for the Exchange Offers is:

By Mail:          Hand Delivery  or  Overnight Delivery:     By Facsimile:

 MFS Notes tendered, together with the requisite Letters of Transmittal and any other required documents, must be delivered to the Exchange Agent.

            MFS TRUSTEE:                            WORLDCOM TRUSTEE:
  IBJ Schroder Bank & Trust Company                 Mellon Bank, N.A.
                                                 Two Mellon Bank Center
                                                        Room 325
                                             Pittsburgh, Pennsylvania 15259

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "Georgia Code") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for breach of their duty of care and other duties as directors; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his duties, any business opportunity of the corporation, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption, or otherwise) as provided in Section 14-2-832 of the Georgia Code. Section 14-2-202(b)(4) also does not eliminate or limit the rights of WorldCom or any shareholder to seek an injunction or other nonmonetary relief in the event of a breach of a director's duty to the corporation and its shareholders. Additionally, Section 14-2-202(b)(4) applies only to claims against a director arising out of his role as a director, and does not relieve a director from liability arising from his role as an officer or in any other capacity.

  The provisions of Article Nine of WorldCom's Amended and Restated Articles of Incorporation are similar in all substantive respects to those contained in
Section 14-2-202(b)(4) of the Georgia Code as outlined above. Article Nine further provides that the liability of directors of WorldCom shall be limited to the fullest extent permitted by amendments to Georgia law.

  Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors, officers, employees, and agents. Section 14-2-851 of the Georgia Code permits indemnification of a director of WorldCom for liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, subject to certain limitations, civil actions brought as derivative actions by or in the right of WorldCom) in which he is made a party by reason of being a director of WorldCom and for directors who, at the request of WorldCom, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Section permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of WorldCom and, in addition, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding. However, if the director is adjudged liable to WorldCom in a derivative action or on the basis that personal benefit was improperly received by him, the director is not entitled to indemnification by the corporation; provided that the director may be entitled to indemnification for reasonable expenses as determined by a court in accordance with the provisions of Section 14-2-854, or unless WorldCom's Amended and Restated Articles of Incorporation or Bylaws, or a contract or resolutions approved by WorldCom's shareholders pursuant to Section 14-2-856, authorizes indemnification.

  Section 14-2-852 of the Georgia Code provides that unless limited by the articles of incorporation, directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of WorldCom, are entitled to mandatory indemnification against reasonable expenses incurred in connection therewith. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Section 14-2-855 of the Georgia Code, as follows: (i) by the majority vote of a quorum of the members of the board of directors not a party to such action at that time, (ii) if a quorum cannot be obtained, by a committee thereof duly designated by the board of directors, consisting of two or more directors not a party to such action at that time, (iii) by duly selected special legal counsel, or (iv) by the shareholders, but, in such event, the shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted.

  Section 14-2-857 of the Georgia Code provides that an officer of WorldCom (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, as described above. In addition, WorldCom may, as provided by WorldCom's Amended and Restated Articles of Incorporation, Bylaws, general or specific actions by its board of directors, or by contract, indemnify and advance expenses to an officer employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

  The indemnification provisions of Article X of WorldCom's Bylaws and Article Eleven of WorldCom's Amended and Restated Articles of Incorporation are consistent with the foregoing provisions of the Georgia Code. However, WorldCom's Amended and Restated Articles of Incorporation prohibit indemnification of a director who did not believe in good faith that his actions were in, or not contrary to, WorldCom's best interests. WorldCom's Bylaws extend the indemnification available to officers under the Georgia Code to employees and agents.

ITEM 21(A). EXHIBITS.

  See Exhibit Index.

ITEM 21(B). FINANCIAL STATEMENT SCHEDULES.

  All financial statement schedules of WorldCom which are required to be included herein are included in the Annual Report of WorldCom on Form 10-K for the fiscal year ended December 31, 1996 which is incorporated herein by reference.

ITEM 22. UNDERTAKINGS.

  (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) N/A

  (4) N/A

  (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (7) The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs 7(a)(i) and 7(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (b) That for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF JACKSON, STATE OF MISSISSIPPI, ON MAY , 1997.

                                          WORLDCOM, INC.

                                             /s/ Bernard J. Ebbers
                                          By: _________________________________
                                             Bernard J. Ebbers
                                             President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints Bernard J. Ebbers, Scott D. Sullivan and Charles T. Cannada and each of them (with full power to each of them to act alone), his or her true and lawful attorneys in fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                   NAME                                TITLE                  DATE
                   ----                                -----                  ----
           /s/ Carl J. Aycock
___________________________________________ Director                      May 16, 1997
              CARL J. AYCOCK
           /s/ Max E. Bobbitt
___________________________________________ Director                      May 16, 1997
              MAX E. BOBBITT
         /s/ R. Douglas Bradbury
___________________________________________ Director                      May 16, 1997
            R. DOUGLAS BRADBURY
           /s/ James Q. Crowe
___________________________________________ Director                      May 16, 1997
              JAMES Q. CROWE
          /s/ Bernard J. Ebbers
___________________________________________ Director, President and       May 16, 1997
                                            Chief Executive Officer
                                            (Principal Executive Officer)
             BERNARD J. EBBERS

                   NAME                                 TITLE                 DATE
                   ----                                 -----                 ----
           /s/ Francesco Galesi
___________________________________________ Director                      May 16, 1997
             FRANCESCO GALESI

           /s/ Richard R. Jaros
___________________________________________ Director                      May 16, 1997
             RICHARD R. JAROS

        /s/ Stiles A. Kellett, Jr.
 __________________________________________ Director                      May 16, 1997
          STILES A. KELLETT, JR.

           /s/ David C. McCourt
 __________________________________________ Director                      May 16, 1997
             DAVID C. MCCOURT

            /s/ John A. Porter
 __________________________________________ Director                      May 16, 1997
              JOHN A. PORTER

           /s/ Walter Scott, Jr.
 __________________________________________ Director                      May 16, 1997
             WALTER SCOTT, JR.

           /s/ John W. Sidgmore
 __________________________________________ Director                      May 16, 1997
             JOHN W. SIDGMORE

           /s/ Scott D. Sullivan            Director (Principal Financial May 16, 1997
___________________________________________ Officer and Principal
             SCOTT D. SULLIVAN              Accounting Officer)

          /s/ Lawrence C. Tucker
 __________________________________________ Director                      May 16, 1997
            LAWRENCE C. TUCKER

           /s/ Michael B. Yanney
 __________________________________________ Director                      May 16, 1997
             MICHAEL B. YANNEY

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 *1.1    Form of Dealer Manager Agreement between WorldCom, Inc. ("WorldCom")
         and Salomon Brothers Inc and Goldman, Sachs & Co.
  2.1    Amended and Restated Agreement and Plan of Merger by and among
         WorldCom, HIJ Corp. and MFS Communications Company, Inc. ("MFS") dated as of August 25, 1996 (attached as Appendix I to the Joint Proxy
         Statement/Prospectus included in WorldCom's Registration Statement on
         Form S-4 (Registration No. 333-16015) (the "MFS Registration
         Statement") and incorporated by reference herein)**
  4.1    Second Amended and Restated Articles of Incorporation of WorldCom
         (including preferred stock designations) as of December 31, 1996
         (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of WorldCom (File No. 0-11258) dated December 31, 1996
         (filed January 15, 1997))
  4.2    Restated Bylaws of WorldCom (incorporated herein by reference to
         Exhibit 4.2 to the Annual Report on Form 10-K filed by WorldCom (File
         No. 0-11258) for the fiscal year ended December 31, 1996)
  4.3    Amended and Restated Credit Agreement among WorldCom, NationsBank of
         Texas, N.A. (Managing Agent and Administrative Agent), Bank of America
         Illinois, The Bank of New York, The Bank of Nova Scotia, Canadian
         Imperial Bank of Commerce, Chemical Bank, Credit Lyonnais New York
         Branch, First Union National Bank of North Carolina, The Industrial
         Bank of Japan, Limited, Atlanta Agency, The First National Bank of
         Chicago, The Long-Term Credit Bank of Japan, Limited, New York Branch,
         Toronto Dominion (Texas), Inc., and Wachovia Bank of Georgia N.A.
         (Agents) and the Lenders named therein (Lenders) dated as of June 28,
         1996, (incorporated herein by reference to Exhibit 10.1 to the
         Quarterly Report on Form 10-Q filed by WorldCom (File No. 0-11258) for the quarter ended June 30, 1996)
  4.4    Indenture of WorldCom to Mellon Bank, N.A. dated as of March 1, 1997 for Senior Debt Securities (incorporated herein by reference to
         Exhibit 4.1 to WorldCom's Registration Statement on Form S-3
         (Registration No 333-20911))
 *4.5    Form of First Supplemental Indenture of WorldCom to Mellon Bank, N.A.
         for 9 3/8% Senior Notes Due 2004
 *4.6    Form of Second Supplemental Indenture of WorldCom to Mellon Bank, N.A.
         for 9 3/8% Senior Notes Due 2004
 *4.7    Form of First Supplemental Indenture of WorldCom to Mellon Bank, N.A.
         for 8 7/8% Senior Discount Notes Due 2006
 *4.8    Form of Second Supplemental Indenture of WorldCom to Mellon Bank, N.A.
         for 8 7/8% Senior Discount Notes Due 2006
  4.9    Indenture of MFS to IBJ Schroder Bank & Trust Company dated January
         15, 1994 for 9 3/8% Senior Discount Notes Due 2004 (incorporated herein by reference to Exhibit No. to MFS' Current Report on Form 8-K dated January 31, 1994 (File No. 0-21594)
  4.10   First Supplemental Indenture of MFS to IBJ Schroder Bank & Trust
         Company dated as of March 31, 1995 for Due 2004 (incorporated herein by reference to Exhibit No. 10.3 to MFS' Current Report on Form 8-K
         dated April 27, 1995 (File No. 0-21594)
  4.11   Indenture of MFS to IBJ Schroder Bank & Trust Company dated January
         15, 1996 for Senior Discount Notes (incorporated herein by reference to Exhibit No. 4.1 to MFS' Current Report on Form 8-K dated January
         23, 1996 (File No. 0-21594)

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
   4.12  First Supplemental Indenture of MFS to IBJ Schroder Bank & Trust
         Company dated as of January 15, 1996 for 8 7/8% Senior Discount Notes
         Due 2006 (incorporated herein by reference to Exhibit No. 4.2 to MFS'
         Current Report on Form 8-K dated January 23, 1996 (File No. 0-21594)
  *4.13  Form of Second Supplemental Indenture of MFS to IBJ Schroder Bank &
         Trust Company for 9 3/8% Senior Discount Notes Due 2004
  *4.14  Form of Second Supplemental Indenture to IBJ Schroder Bank & Trust
         Company dated as of January 15, 1996 for 8 7/8% Senior Discount Notes
         Due 2006
  *5.1   Legality Opinion of [P. Bruce Borghardt, Esq.]
  *8.1   Tax Opinion of Bryan Cave LLP
  12.1   Statement regarding Computation of Ratio of Earnings to Fixed Charges
  23.1   Consent of Arthur Andersen LLP
  23.2   Consent of Coopers & Lybrand LLP
  23.3   Consent of Arthur Andersen LLP
  23.4   Consent of Arthur Andersen LLP
  23.5   Consent of [P. Bruce Borghardt, Esq.] (included in Exhibit 5.1)
  23.6   Consent of Bryan Cave LLP (included in Exhibit 8.1)
  24.1   Power of Attorney (included in Signature Page)
  25.1   Statement of Eligibility of Mellon Bank, N.A. on Form T-1 with respect to the WorldCom Indenture (incorporated herein by reference to Exhibit
         25.1 to WorldCom's Registration Statement on Form S-3 (Registration No
         333-20911))
  25.2   Statement of Eligibility of IBJ Schroder Bank & Trust Company on Form
         T-1 with respect to the MFS Indenture (incorporated herein by
         reference to Exhibit   to MFS' Registration Statement on Form S-3
         (Registration No.    ))
 *99.1   Letter of Transmittal and Consent with respect to the MFS 2004 Notes
 *99.2   Letter of Transmittal and Consent with respect to the MFS 2006 Notes

--------
* To be filed by amendment.
** The Registrant hereby agrees to furnish supplementally a copy of any omitted schedules to this Agreement to the Securities and Exchange Commission upon its request.